Exhibit 10.34

AMENDMENT NO. 2 TO THE

LOAN DOCUMENTS

Dated as of September 15, 2003

AMENDMENT NO. 2 TO THE LOAN DOCUMENTS among CONSOL ENERGY INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITICORP NORTH AMERICA, INC., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of September 16, 2002, and the letter amendment thereto dated as of November 22, 2002 (such Credit Agreement, as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definitions of “Applicable Margin”, “Applicable Percentage”, “Change in Control”, “Guarantor”, “Indebtedness for Borrowed Money”, “Loan Documents” and “Public Debt Rating” in Section 1.01 are amended in full to read as follows:

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Borrower’s Public Debt Rating in effect on such date as set forth below:

Public Debt Rating	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Base Rate Advances
Level 1 BBB- or Baa3 or above	1.600%	1.000%
Level 2 BB+ or Ba1	2.000%	1.500%
Level 3 BB or Ba2	2.500%	2.000%
Level 4 BB- or Ba3	3.000%	2.500%
Level 5 Lower than Level 4	3.500%	3.000%

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“Applicable Percentage” means, a percentage per annum determined by reference to the Borrower’s Public Debt Rating in effect on such date as set forth below:

Public Debt Rating	Applicable Percentage
Level 1 BBB- or Baa3 or above	0.400%
Level 2 BB+ or Ba1	0.500%
Level 3 BB or Ba2	0.500%
Level 4 BB- or Ba3	0.500%
Level 5 Lower than Level 4	0.500%

“Change in Control” means with respect to the Borrower (a) until the Capital Markets Event, the failure of RWE AG to own, directly or indirectly, for a period of 15 Business Days (a “Transition Period”), a cumulative total of more than fifty percent (50%) of the then outstanding shares of voting stock of the Borrower, in each case, free and clear of all Liens and other encumbrances; provided, however, that at any time during any Transition Period, “Change in Control” shall have the meaning set forth in subclauses (b)(i) and (iii) below, and (b) after the Capital Markets Event, (i) any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting stock of the Borrower (or other securities convertible into such voting stock) representing 30% or more of the combined voting power of all then outstanding shares of voting stock of the Borrower and other securities convertible into such voting stock; or (ii) after the date of this Agreement, individuals who were directors of the Borrower on the date of this Agreement (or directors of the Borrower who were subsequently nominated or approved by such directors) shall cease for any reason to constitute a majority of the board of directors of the Borrower, other than any changes to the majority of the board of directors of the Borrower resulting from the direct or indirect sale or other disposition of capital stock of the Borrower held, directly or indirectly, by RWE AG; or (iii) to the knowledge of the Borrower, any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

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“Guarantor” means, at any time, each Guarantor Subsidiary that is a party to the Subsidiary Guaranty at such time.

“Indebtedness for Borrowed Money” of any Person means, without duplication the sum of (a) all obligations of such Person, and all Guaranties issued by such Person, for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes, unpaid reimbursement obligations under drawn letters of credit or other similar instruments, but not including advance mining royalties) on which interest charges are customarily paid, (b) all Invested Amounts under a receivables securitization program and (c) all obligations of such Person under acceptance, letter of credit or similar facilities, other than Designated Letters of Credit.

“Loan Document” means this Agreement and each Instrument and any other document from time to time executed and delivered hereunder, whether or not mentioned herein, including the Notes, the Subsidiary Guaranty, the Subordination Agreement and the Collateral Documents.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of senior secured debt issued by the Borrower (or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency) or, if no such rating is then in effect, for the long-term corporate credit rating of the Borrower (or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency). For purposes of the foregoing, (a) if only one of S&P or Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P or Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless (x) the lower rating is more than one level below the higher of such ratings, in which case the Applicable Margin and the Applicable Percentage shall be based on the rating that is one level above the lower rating or (y) the rating agency that has in effect the lower rating has announced a negative outlook, in which case the Applicable Margin and the Applicable Percentage shall be based upon the lower rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

(b) The following new definitions are added to Section 1.01 in appropriate alphabetical order:

“Amendment No. 2 Effective Date” means September 15, 2003.

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“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Capital Markets Event” means the receipt by the Borrower or any of its Subsidiaries of net proceeds (after discounts, if any, and before usual and customary transaction costs and expenses) from the issuance of debt or equity in the capital markets of $190,000,000 or more.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

“Collateral Account” has the meaning specified in the Security Agreement.

“Collateral Agent” has the meaning specified in the Intercreditor and Collateral Agency Agreement.

“Collateral Documents” means the Security Agreement, the Intercreditor and Collateral Agency Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Designated Letters of Credit” means letters of credit issued with respect to mine and environmental reclamation, workers compensation and other employee benefit liabilities.

“Guarantor Subsidiary” means each Subsidiary of the Borrower organized under the laws of the United States or any political subdivision thereof other than Fairmont Supply Company and its Subsidiaries and CNX Funding Corporation.

“Intercreditor and Collateral Agency Agreement” means an agreement in substantially the form of Exhibit H hereto, as amended.

“Invested Amounts” means the amounts invested by investors that are not Affiliates of the Borrower in connection with a securitization transaction (including, without limitation, an asset securitization in a transaction with a bank-sponsored conduit) and paid to the Borrower or any of its Subsidiaries, as reduced by the aggregate amounts received by such investors and applied to reduce such invested amounts.

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“Mortgages” means deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust substantially in the form of Exhibit J attached hereto (with such changes as may be satisfactory to the Agent and its counsel to account for local law matters) and otherwise in form and substance satisfactory to the Agent, as amended.

“Secured Parties” has the meaning specified in the Intercreditor and Collateral Agency Agreement.

“Security Agreement” means a security agreement in substantially the form of Exhibit G hereto, as amended.

(c) Section 2.17 is amended in full to read as follows:

SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, provided that, after the Capital Markets Event, the Borrower shall not request the issuance of Letters of Credit nor subject the proceeds of Advances to Liens described in Section 5.02(b)(xiii) unless and until the Borrower has incurred such Liens on cash or cash equivalents in an amount not less than $190,000,000.

(d) Section 4.01(q) is amended in full to read as follows:

(q) the Borrower is, and after giving effect to any Borrowings or issuances of Letters of Credit will be, Solvent. As used in this Section, “Solvent” means the Borrower is able to pay its debts as they become due in the usual course of business.

(e) Section 4.01(r) is deleted in full.

(f) Section 5.01 is amended by adding to the end thereof a new subsection (k), to read as follows:

(k) Within 45 days after the Amendment No. 2 Effective Date (but if warranted, within 90 days), the Borrower shall furnish to the Agent in sufficient copies to each Lender:

(i) Mortgages covering the properties listed on Schedule IV(a) hereto, duly executed by the appropriate Loan Party;

(ii) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered on or before such day in form suitable for filing or recording in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Agent for the benefit of the Secured Parties and that all filing, recording and mortgage taxes and fees have been paid;

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(iii) with respect to properties listed on Schedule IV(b) hereto, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements and in amount acceptable to the Agent, issued, coinsured and reinsured by title insurers acceptable to the Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances (as defined in the Mortgages), and providing for such other affirmative insurance (including endorsements for future advances under this Agreement and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Agent may deem necessary or desirable;

(iv) with respect to the properties listed on Schedule IV(b) hereto, so-called “boundary and building foot print” surveys for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the date of delivery to the Agent, certified to the Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Agent, showing all plants, significant buildings and other major improvements, any major off-site improvements, and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Agent, and in any case sufficient for the issuer of the Mortgage Policies to remove the standard survey exception from such Mortgage Policies;

(v) with respect to the properties listed on Schedule IV(c) hereto, attorney title certification letters addressed to the Agent and issued by counsel acceptable to the Agent, dated as of such day and insuring that a Loan Party holds good and marketable record title to the property referenced therein;

(vi) such third-party consents, agreements and other confirmations as the Agent may deem necessary or desirable and evidence that all other actions that the Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

(vii) a Uniform Commercial Code Article 9 insurance policy in favor of the Agent and in form and substance and in amount acceptable to the Agent, insuring that the Agent has a valid first and subsisting Lien on “as extracted minerals” (as defined in the Uniform Commercial Code) in which a security interest has been granted to the Agent pursuant to the Security Agreement;

(viii) Favorable opinions of local counsel for the Loan Parties, (i) in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of all Mortgages covering the Mortgaged Properties and any related fixture filings, substantially in the form of Exhibit K hereto and otherwise in form and substance satisfactory to the Agent and (ii) in states in

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which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate, partnership and limited liability company power, as the case may be, and authority of such Loan Parties in the granting of the Mortgages, in form and substance satisfactory to the Agent;

(ix) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement and all other action that the Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements) that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby, and

(x) evidence of the insurance required by the terms of the Security Agreement.

(g) Section 5.01 is amended by adding to the end thereof a new subsection (l), to read as follows:

(l) Within 15 days after the Amendment No. 2 Effective Date, the Borrower shall furnish to the Agent in sufficient copies to each Lender supplements to Schedule IV in form and substance satisfactory to the Agent.

(h) Section 5.02(b)(i) is amended in full to read as follows:

(i) Liens created by the Collateral Documents;

(i) Section 5.02(b)(xii) is amended in full to read as follows:

(xii) Liens on accounts receivable and related assets of the Borrower and its Subsidiaries pursuant to an accounts receivable securitization facility having an Invested Amount not to exceed $200,000,000 at any time outstanding;

(j) Section 5.02(b) is amended by adding to the end thereto new clauses (xiii) and (xiv) to read as follows:

(xiii) Liens on cash and cash equivalents incurred to secure obligations arising under or in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or to secure letters of credit issued in support of any of the foregoing obligations; and

(xiv) Liens on longwall shields located at Robinson Run Mine in Shinnston, WV created under a sale leaseback transaction having a value of less than $18,500,000.

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(k) Section 5.02(c) is amended by adding to the end a new sentence to read as follows:

Notwithstanding anything in this Section 5.02(c) to the contrary, the Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or sell and leaseback or otherwise dispose of any assets to any Subsidiaries that are not Guarantor Subsidiaries, except as contemplated by the accounts receivable securitization facility as permitted by Section 5.02(b)(xii).

(l) Section 5.02(f) is amended in full to read as follows:

(f) Dividends. The Borrower shall not (i) pay any dividends to its respective shareholders upon the occurrence, or during the continuance of, any Default, or (ii) declare or pay cash dividends on the common stock (prior to giving effect to any stock split after the date hereof) of the Borrower in excess of $0.56 per share in any Fiscal Year. No dividend shall be paid by the Borrower other than in accordance with all applicable provisions of law including, without limitation, the Delaware General Corporation Law, as amended.

(m) Section 5.02(l) is amended by deleting the phrase “3.25:1 until December 31, 2002 and 3.0:1 thereafter” and substituting for such phrase the figure “3.5:1”.

(n) Section 5.02 is amended by adding to the end thereof a new subsection (n) to read as follows:

(n) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Fiscal Year Ending On	Amount
December 31, 2003	$275,000,000
December 31, 2004	$455,000,000
December 31, 2005	$470,000,000

provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the “Excess Amount”), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year.

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(o) Section 6.01(j) is amended in full to read as follows:

(j) Subsidiary Guaranty, Subordination Agreement and Collateral Documents. The Subsidiary Guaranty, any Subordination Agreement or any Collateral Document shall cease to be in full force and effect or any Loan Party or any Person by, through or on behalf of any Loan Party shall contest in any manner in writing the validity, binding nature or enforceability of either the Subsidiary Guaranty or any Subordination Agreement.

(p) Section 6.01 is further amended by adding a new clause (l) to read as follows:

(l) Collateral Priority. Any of the Collateral Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby.

(q) A new section 8.01.1 immediately after Section 8.01 to read as follows:

SECTION 8.01.1. Amendments, Etc. Related to Collateral. No amendment or waiver of any provision of any Collateral Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (b) release all or substantially all of the Collateral in any transaction or series o related transactions or (c) amend this Section 8.01.1.

(r) Section 8.02 is amended in full to read as follows:

SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered or (y) as and to the extent set forth in Section 8.02(b), if to the Borrower, at its address at CONSOL Plaza, 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1421, Attention: Treasury (Fax. No. 412 831-4151; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications

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to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b) So long as Citicorp North America, Inc. or any of its Affiliates is the Agent, such materials as may be agreed between the Borrower and the Agent shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks, “e-Disclosure”, the Agent’s internet delivery system that is part of Fixed Income Direct, Global Fixed Income’s primary web portal, or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

(c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

(s) Section 8.08 is amended by adding to the end thereof a new sentence to read as follows:

Notwithstanding anything herein to the contrary, the Borrower, each other Loan Party, the Agent and each Lender (and each employee, representative or other agent of each of the foregoing parties) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such U.S. tax treatment and tax structure.

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SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before September 15, 2003, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Required Lenders (unless otherwise specified) and in sufficient copies for each Lender:

(a) Certified copies of (i) the resolutions of the Board of Directors of (A) the Borrower approving this Amendment, the Security Agreement, the Intercreditor and Collateral Agency Agreement (the Security Agreement and the Intercreditor and Collateral Agency Agreement are, collectively, the “Collateral Agreements”) to which it is or is to be a party, and the matters contemplated hereby and thereby and (B) each other Loan Party evidencing approval of the Consent and the Collateral Agreements to which it is or is to be a party, and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate, partnership or limited liability company action, as the case may be, and governmental approvals, if any, with respect to this Amendment, the Consent, the Collateral Agreements and the matters contemplated hereby and thereby.

(b) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Amendment, the Consent and the Collateral Agreements to which they are or are to be a party and the other documents to be delivered hereunder and thereunder.

(c) Counterparts of the Consent appended hereto (the “Consent”), executed by each of the Subsidiary Guarantors that were parties to the Subsidiary Guaranty and the Subordination Agreement as of March 31, 2003, and supplements to the Subsidiary Guaranty and the Subordination Agreement executed by each of the Subsidiary Guarantors that were not parties to such agreements as of March 31, 2003.

(d) The Security Agreement, duly executed by the Borrower and each other Loan Party, together with:

(i) certificates representing the Pledged Shares referred to in the Security Agreement accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to in the Security Agreement indorsed in blank,

(ii) evidence that financing statements have been duly filed on or before such day under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, and

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(iii) completed requests for information, dated on or before such day, listing the financing statements filed in the jurisdictions referred to in clause (ii) above that name the Company or any Guarantor Subsidiary as debtor, together with copies of such other financing statements.

(e) The Intercreditor and Collateral Agency Agreement, duly executed by the Collateral Agent, the Agent and duly authorized representatives of each of the other creditors entitled to share in the benefits of the Collateral. By execution of this Amendment, each of the Lenders hereby authorizes the Agent to execute the Intercreditor and Collateral Agency Agreement and agrees to the appointment of the Collateral Agent thereunder.

(f) A favorable opinion of Rowland H. Burns, Jr., Senior Counsel for the Loan Parties, in substantially the form of Exhibit A hereto, and as to such other matters as any Lender through the Agent may reasonably request.

(g) A certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 3 and in each of the Collateral Agreements delivered pursuant to this Section 4 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

(ii) No event has occurred and is continuing that constitutes a Default.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party is validly organized and existing and in good standing under the laws of the state of its organization, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Materially Adverse Effect and has full power and authority to own and hold under lease its property and conduct its business substantially as presently conducted by it. Each Loan Party has full power and authority to enter into and to perform its obligations under this Amendment and the Credit Agreement and each other Loan Document to which each is a party, as amended hereby, and to obtain the Advances under the Credit Agreement, as amended hereby, in the case of the Borrower.

(b) The execution and delivery by each Loan Party of this Amendment and the Credit Agreement and each Loan Document executed by it, as amended hereby, and the performance by each of its respective obligations thereunder and the borrowings under the Credit Agreement, as amended hereby, by the Borrower have been duly authorized by all necessary corporate, partnership and limited liability company action, as

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the case may be, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation of such Loan Party (or any other material Contractual Obligation) or any present law or governmental regulation or court decree or order applicable to any Loan Party and will not result in or require the creation or imposition of any Lien in any of their respective properties pursuant to the provisions of any Contractual Obligation.

(c) This Amendment and the Credit Agreement, as amended hereby, is, and each Loan Document executed by any Loan Party will on the due execution and delivery thereof be, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles.

(d) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (ii) purports to affect the legality, validity or enforceability of this Amendment, the Collateral Agreements or any of the other Loan Documents, as amended hereby, or the consummation of any of the transactions contemplated hereby.

(e) The Collateral Agreements consisting of security agreements or mortgages to which the Loan Parties are or are to be a party, when delivered hereunder, will create valid and perfected first priority liens and security interests in and to the Collateral covered thereby, securing the payment of the Secured Obligations (in each case, as defined in such Collateral Agreement).

SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Collateral Agreements and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

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SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONSOL ENERGY INC.

By
Title:

CITICORP NORTH AMERICA, INC., as Agent and as a Lender

By
Title:

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By
Title:

By
Title:

PNC BANK, N.A.

By
Title:

THE BANK OF NOVA SCOTIA

By
Title:

2

BARCLAYS BANK PLC

By
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

By
Title:

WESTLB, NEW YORK BRANCH

By
Title:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By
Title:

NATIONAL CITY BANK

By
Title:

CONSENT

Dated as of September 15, 2003

The undersigned, each a Guarantor Subsidiary under the Subsidiary Guaranty dated September 16, 2002 (the “Subsidiary Guaranty”) in favor of the Agent, for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Subsidiary Guaranty and the Subordination Agreement are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Subsidiary Guaranty and the Subordination Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

CNX GAS COMPANY LLC

By	/s/ Ronald E. Smith
Title: President

CONSOLIDATION COAL COMPANY

By	/s/ John M. Reilly
Title: Treasurer

CONRHEIN COAL COMPANY

By	/s/ John M. Reilly
Title: Treasurer

CONSOL OF KENTUCKY INC.

By	/s/ John M. Reilly
Title: Treasurer

CONSOL PENNSYLVANIA COAL COMPANY

By	/s/ John M. Reilly
Title: Treasurer

EIGHTY-FOUR MINING COMPANY

By	/s/ John M. Reilly
Title: Treasurer

ISLAND CREEK COAL COMPANY

By	/s/ John M. Reilly
Title: Treasurer

POCAHONTAS GAS PARTNERSHIP

By
Title: Advisory Committee

RESERVE COAL PROPERTIES COMPANY

By	/s/ Marshall W. Hunt
Title: President

ROCHESTER & PITTSBURGH COAL COMPANY

By	/s/ John M. Reilly
Title: Treasurer

September 15, 2003

Exhibit A to Amendment No. 2 to the Loan Documents

To the Lenders parties to the

Amendment referred to below and

Citicorp North America, Inc., as agent

RE:	Amendment No. 2 to the Loan Documents, dated as of September 15, 2003 and the Amended and Restated 364-Day Credit Agreement, dated as of September 15, 2003

Dear Ladies and Gentlemen:

I am senior counsel of CONSOL Energy Inc., a Delaware corporation, and have acted as such and as counsel to (a) CONSOL Energy Inc., a Delaware corporation (the “Borrower”), and (b) Cardinal States Gathering Company, a Virginia general partnership; Central Ohio Coal Company, an Ohio corporation; Church Street Holdings, Inc., a Delaware corporation; CNX Gas Company LLC, a Virginia limited liability company; CNX Land Resources Inc., a Delaware corporation, CNX Marine Terminals Inc., a Delaware corporation; CONSOL Docks Inc., a Delaware corporation; CONSOL Financial Inc., a Delaware corporation; CONSOL of Canada, Inc., a Delaware corporation; CONSOL of Kentucky Inc., a Delaware corporation; Consol Pennsylvania Coal Company, a Delaware corporation; CONSOL Sales Company, a Delaware corporation; Conrhein Coal Company, a Pennsylvania general partnership; Consolidation Coal Company, a Delaware corporation; Eighty-Four Mining Company, a Pennsylvania corporation; Greene Energy LLC, a Pennsylvania limited liability company; Helvetia Coal Company; a Pennsylvania corporation; IC Coal, Inc., a Delaware corporation; Island Creek Coal Company, a Delaware corporation; Jeffco Coal Company, a Pennsylvania corporation; Keystone Coal Mining Corporation, a Pennsylvania corporation; Laurel Run Mining Company, a Virginia corporation; Leatherwood, Inc., a Pennsylvania corporation; McElroy Coal Company, a Delaware corporation; MTB Inc., a Delaware corporation; New Century Holdings, Inc., a Delaware corporation; Quarto Mining Company, an Ohio corporation; Reserve Coal Properties Company, a Delaware corporation; Rochester & Pittsburgh Coal Company, a Pennsylvania corporation; Southern Ohio Coal Company, a West Virginia corporation; The White Star Coal Co., Inc., a New York corporation; Twin Rivers Towing Company, a Delaware corporation; United Eastern Coal Sales Company, a Pennsylvania corporation; Windsor Coal Company, a West Virginia corporation; Wolfpen Knob Development Company, a Virginia corporation, each, a “Guarantor Subsidiary” and collectively, the “Guarantor Subsidiaries”, (the Borrower and the Guarantor Subsidiaries, collectively, the “Loan Parties”), in connection with the negotiation, execution and delivery of the following agreements and documents:

(a) Three Year Credit Agreement, dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents (“Amendment No. 2”) dated as of September 15, 2003 (such Agreement as so amended, the “Three Year Credit Agreement”), among the Borrower, the lenders party thereto (the “Three Year Lenders”), and Citicorp North America, Inc., as agent (in such capacity and as agent under the 364-Day Credit Agreement referred to below, the “Agent”);

(b) Amended and Restated 364-Day Credit Agreement, dated as of September 15, 2003 (the “364-Day Credit Agreement” and together with the Three Year Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders party thereto (the “364-Day Lenders” and, together with the Three Year Lenders, the “Lenders”), and the Agent;

(c) Subsidiary Guaranty, dated as of March 31, 2002, from the Guarantor Subsidiaries party thereto to the Three Year Administrative Agent, as supplemented by a certain Guaranty Supplement, dated as of September 15, 2003 (such Guaranty as so supplemented, the “Three Year Subsidiary Guaranty”);

(d) Subsidiary Guaranty, dated as of September 15, 2003 from the Guarantor Subsidiaries to the 364-Day Administrative Agent, (the “364-Day Subsidiary Guaranty” and together with the Three Year Subsidiary Guaranty, the “Subsidiary Guaranties”);

(e) Subordination Agreement, dated as of September 15, 2003 (the “Subordination Agreement”), executed by each Loan Party in favor of the Agents and the Lenders;

(f) Security Agreement, dated as of September 15, 2003 (the “Security Agreement”), executed by each Loan Party in favor of Citicorp North America, Inc., as collateral agent;

(g) Mortgages (as defined in the Credit Agreement); and

(h) the articles of incorporation and by-laws (or similar constitutive documents) of each Loan Party, in each case as amended through the date hereof.

This opinion is furnished to you pursuant to Section 2(g) of Amendment No. 2 and Section 3.01(h) of the 364-Day Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreements and the Security Agreement are used herein as therein defined; and terms defined in Articles 1, 8 and 9 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the “Pennsylvania UCC”) are used herein as therein defined.

I am familiar with the corporate proceedings taken by the Borrower and the Guarantor Subsidiaries in connection with the foregoing agreements and documents and the transactions contemplated thereby. In addition, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the basis of the opinions hereinafter expressed.

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In making the examination of all documents and agreements in connection with the opinions expressed herein, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. In my examination of the documents referred to above, I have assumed the due execution and delivery of each of the documents referred to above by all parties thereto other than the Loan Parties.

Based upon, and subject to, the foregoing, I am of the opinion that:

1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business or location of employees require it to be so qualified and where the failure so to qualify would reasonably be expected to have a Materially Adverse Effect.

2. Each Guarantor Subsidiary is a corporation, general partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Guarantor Subsidiary is duly qualified and in good standing as a foreign corporation, foreign partnership or foreign limited liability company, as the case may be, authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business, or location of employees require it to be so qualified and where the failure so to qualify would reasonably be expected to have a Materially Adverse Effect.

3. The Borrower has full corporate power and authority to own and operate its properties and assets, carry on its business as currently conducted, and enter into and perform its obligations under the Credit Agreements, the Notes, and each other Loan Document executed by it.

4. Each Guarantor Subsidiary has full corporate, partnership or limited liability company power and authority, as the case may be, to own and operate its properties and assets, carry on its business as currently conducted, and enter into and perform its obligations under the Subsidiary Guaranties and each other Loan Document executed by it.

5. The execution and delivery of the Credit Agreements, the Notes, the Subordination Agreement, the Security Agreement, the Mortgages and each other Loan Document to which it is a party, and the performance by the Borrower of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Borrower, and all of said documents and instruments have been duly executed and delivered on behalf of the Borrower.

6. The execution and delivery of the Subsidiary Guaranties and each other Loan Document to which it is a party, and the performance by each Guarantor Subsidiary of its obligations thereunder, have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, on the part of such Guarantor Subsidiary and the Subsidiary Guaranties and such other Loan Documents have been duly executed and delivered on behalf of each Guarantor Subsidiary.

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7. There is no provision in the articles of incorporation or the by-laws of the Borrower, nor any provision in any indenture, mortgage, contract, voting trust or agreement known to me after due inquiry to which the Borrower is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision known to me after due inquiry of any court or governmental instrumentality binding on the Borrower which would be contravened by the execution and delivery of the Credit Agreements, the Notes, or any other Loan Document to which it is a party nor do any of the foregoing prohibit performance by the Borrower of any term, provision, condition, covenant or any other obligation of the Borrower contained therein.

8. There is no provision in the articles of incorporation or the by-laws (or similar constitutive documents) of any Guarantor Subsidiary, nor any provision in any indenture, mortgage, contract, voting trust or agreement known to me after due inquiry to which any Guarantor Subsidiary is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision known to me after due inquiry of any court or governmental instrumentality binding on any Guarantor Subsidiary which would be contravened by the execution and delivery of the Subsidiary Guaranty or any other Loan Document to which it is a party, nor do any of the foregoing prohibit performance by any Guarantor Subsidiary of any term, provision, condition, covenant or any other obligation of any Guarantor Subsidiary contained therein.

9. If governed by the law of the Commonwealth of Pennsylvania, the Credit Agreements would be, and each Loan Document executed by any Loan Party would on the due execution and delivery thereof be, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles.

10. The execution and delivery by each Loan Party of the Credit Agreements and each other Loan Document to which it is a party and the performance thereof by each Loan Party and borrowing thereunder by the Borrower will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any contractual obligation, other than Liens created or imposed pursuant to the Collateral Documents.

11. Except as described in the financial statements of the Borrower referred to in Section 4.01(d) of the Three Year Credit Agreement and of the 364-Day Credit Agreement or in the Disclosure Schedule, there are no actions, suits or proceedings pending or, to the best of my knowledge after due inquiry, threatened against or affecting the Borrower or any Subsidiary before any court or arbitrator(s) or by or before any administrative agency or governmental authority, which has a reasonable likelihood of being adversely determined and would reasonably be expected to result in a liability in excess of $10,000,000.

12. Neither the making nor the performance of the Credit Agreements, the Notes, the Subsidiary Guaranties, the Subordination Agreement, the Security Agreement or the

4

Mortgages or any other Loan Document requires the consent or approval of any governmental instrumentality under any law, statute, rule or regulation or under any indenture, mortgage, contract or agreement known to me after due inquiry, except for (i) in the case of the Security Collateral, as may be required in connection with any disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally, (ii) in the case of the exercise of remedies in respect of Collateral subject to the Mortgages, the exercise of such remedies requiring prior court approval and (iii) the filing of financing statements.

13. If governed by the law of the Commonwealth of Pennsylvania, after giving effect to the making of the loans or other extensions of credit on the date hereof as contemplated by the Credit Agreements, the Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the payment of the Secured Obligations as defined therein, a security interest in all right, title and interest of each of the Loan Parties that is a party to the Security Agreement in and to the Collateral described therein in which a security interest may be created under Article 9 of the Pennsylvania UCC (the “Article 9 Collateral”).

14. Ownership of the stock of subsidiaries. All of the Pledged Shares are owned of record by the Borrower, and have been duly authorized and validly issued and are fully paid and nonassessable.

15. If governed by the law of the Commonwealth of Pennsylvania, after giving effect to the making of the loans or other extensions of credit on the date hereof as contemplated by the Credit Agreements, the Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the payment of the Secured Obligations as defined therein, a security interest under the Pennsylvania UCC in all right, title and interest of the Borrower in and to the securities (within the meaning of Section 8-102(a)(15) of the Pennsylvania UCC) identified on Schedule II to the Security Agreement (the “Pledged Securities”; collectively with the Article 9 Collateral, the “Subject Collateral”).

I call your attention to the following matters as to which I express no opinion:

(a) Indemnification. Any agreement of a Loan Party in a Loan Document relating to indemnification, contribution or exculpation from costs, expenses or other liabilities that is contrary to public policy or applicable law;

(b) Jurisdiction, Venue, etc. Any agreement of a Loan Party in a Loan Document to submit to the jurisdiction of any specific federal or state court, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of a Loan Party regarding the choice of law governing a Loan Document (except as otherwise expressly provided in this opinion letter);

(c) Trust Relationship. The creation of any trust relationship by any Loan Party on behalf of any Lender Party;

(d) Certain Laws. Federal securities laws or regulations, state securities and Blue Sky laws or regulations, federal and state banking regulatory laws and regulations, pension

5

and employee benefit laws and regulations, federal and state environmental laws and regulations, federal and state tax laws and regulations, federal and state health and occupational safety laws and regulations, building code, zoning, subdivision and other laws and regulations governing the development, use and occupancy of real property, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other federal and state antitrust and unfair competition laws and regulations, the Assignment of Claims Act of 1940, and the effect of any of the foregoing on any of the opinions expressed;

(e) Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of a state;

(f) Certain Agreements of Loan Parties. Any agreement of a Loan Party in a Loan Document providing for:

(i) specific performance of such Loan Party’s obligations;

(ii) the right of any purchaser of a participation interest from any Lender to set off or apply any deposit, property or indebtedness with respect to any such participation interest;

(iii) establishment of a contractual rate of interest payable after judgment;

(iv) adjustments of payments among Lenders or rights of set off;

(v) the granting of any power of attorney; or

(vi) survival of liabilities and obligations of any party under any of the Loan Documents arising after the effective date of termination of the Credit Agreements.

(g) Remedies. Any provision in any Loan Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(h) UCC Choice of Law. Any provision in any Loan Document with respect to governing law to the extent that such provision purports to affect the choice of law governing perfection and non-perfection of the security interests;

(i) Sale of Collateral. Any provision in any Loan Document relating to the sale or other disposition of collateral except in compliance with the Pennsylvania UCC (including any purchase thereof by the Collateral Agent);

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(j) Custody of Collateral. Any provision in any Loan Document providing for the care of collateral in the possession of the Collateral Agent to the extent inconsistent with Section 9-207 of the Pennsylvania UCC; and

(k) Waivers. Any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (collectively, a “Waiver”) by any Loan Party under any Loan Document to the extent limited by Sections 1-102(3) or 9-602 of the Pennsylvania UCC or other provisions of applicable law (including judicial decisions), except to the extent that such Waiver is effective under and is not prohibited by or void or invalid under Section 9-602 of the Pennsylvania UCC or other provisions of applicable law (including judicial decisions).

(l) Title or Priority. Any person’s ownership rights in or title to, or priority of any security interest or lien on or with respect to, any property or assets forming any part of any Collateral under the Loan Documents;

(m) Creation and Perfection of Security Interest in Certain Types of Collateral. The creation, validity, perfection or enforceability of any security interest purported to be granted in or in respect of any real property, policies of insurance, receivables due from any government or agency thereof, inventory which is subject to any negotiable documents of title (such as negotiable bills of lading or warehouse receipts), consumer goods, beneficial interests in a trust, letters of credit, commercial tort claims or accounts resulting from the sale of any of the foregoing, or the perfection of any security interest granted in or in respect of the following: (i) fixtures, equipment used in farming operations, farm products, crops, timber to be cut, or as-extracted collateral; (ii) “know how”, copyrights, patents, trademarks, service marks, licenses, trade secrets, trade names and other intellectual property or rights therein, except to the extent perfection of a security interest therein is governed by Article 9 of the Pennsylvania UCC; (iii) any property or assets which are subject to (A) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the Pennsylvania UCC for filing to perfect or record such security interest or (B) a certificate of title statute.

(n) Enforceability of Lien on Certain Types of Collateral. The enforceability of any lien on or security interest in any Subject Collateral:

consisting of goods of a consignor who has delivered such goods to any Loan Party under a true consignment (as distinguished from a consignment intended as security);

as against a “buyer in the ordinary course of business” (within the meaning of Article 9 of the Pennsylvania UCC) of the Collateral; and

consisting of inventory of any Loan Party in the event of any failure by a Loan Party to have fully complied with the Fair Labor Standards Act of 1932, as amended, including Sections 206 and 207 thereof; and

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(o) Security Interests. The creation, validity, perfection or enforceability of any security interest or lien purported to be granted in or in respect of any collateral, other than as expressly provided above.

My opinions expressed above are subject to the following qualifications:

(a) Security Interest in Proceeds. My opinions in paragraphs 13 and 15 above are subject to the qualification that the security interest, and perfection and continuation of perfection of the security interest, of the Collateral Agent in proceeds of Subject Collateral are limited to the extent set forth in Section 9-315 of the Pennsylvania UCC.

(b) Applicable Law. Further, my opinions in paragraphs 13 above are limited to Article 9 of the Pennsylvania UCC, and my opinion in paragraph 15 above is limited to Articles 8 and 9 of the Pennsylvania UCC, and therefore those opinions do not address (i) laws other than Article 8 or 9, as the case may be, of the Pennsylvania UCC, (ii) collateral of a type not subject to Article 8 or 9, as the case may be, of the Pennsylvania UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

(c) Bankruptcy. My opinions in paragraphs 9, 13 and 15 are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(d) Equitable Principles. My opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Loan Document. Further, a court may refuse to enforce a covenant if and to the extent that it deems such covenant to be violative of applicable public policy, including, for example, provisions requiring indemnification of a Lender Party against liability for its own wrongful or negligent acts.

(e) Unenforceability of Certain Provisions. Certain of the provisions contained in the Security Agreement may be unenforceable or ineffective, in whole or in part, but the inclusion of such provisions does not render the Security Agreement invalid as a whole, and the Security Agreement contains, in my opinion, adequate remedial provisions for the ultimate practical realization of the principal benefits purported to be afforded by the Security Agreement, subject to the other qualifications contained in this opinion letter. I note, however, that the unenforceability of such provisions may result in delays in enforcement of the rights and remedies of the Lender Parties under the Loan Documents, and I express no opinion as to the economic consequences, if any, of such delays.

(f) Noncontravention and Governmental Approvals. We respect to the opinions expressed in paragraphs 7, 8, and 12, my opinions are limited to my review of only those laws and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

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(g) Material Changes to Terms. Provisions in the Loan Documents which provide that any obligations of a Loan Party thereunder will not be affected by the action or failure to act on the part of any Lender Party or by an amendment or waiver of the provisions contained in the other Loan Documents might not be enforceable under circumstances in which such action, failure to act, amendment or waiver so materially changes the essential terms of the obligations that, in effect, a new contract has arisen between the Lender Parties and the Loan Parties.

(h) Incorporated Documents. This opinion does not relate to (and I have not reviewed) any documents or instruments other than the Loan Documents, and I express no opinion as to such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Loan Documents) or as to the interplay between the Loan Documents and any such other documents and instruments.

(i) Mathematical Calculations. I have made no independent verification of any of the numbers, schedules, formulae or calculations in the Loan Documents, and I render no opinion with regard to the accuracy, validity or enforceability of any of them.

(j) Actions to Continue Effectiveness. I express no opinion as to any actions that may be required periodically under the Pennsylvania UCC or any other applicable law for the effectiveness of any financing statements, or the perfection of any security interest, to be maintained.

(k) After-Acquired Property. A security interest in any Subject Collateral that constitutes after-acquired collateral does not attach until the applicable Loan Party has rights in such after-acquired collateral.

(l) Rights of Third Parties in Certain Collateral. The rights of the Collateral Agent with respect to Subject Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Loan Parties.

(m) Property Acquired after Commencement of Bankruptcy Case. In the case of property which becomes part of the Subject Collateral after the date hereof, Section 552 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(n) After-acquired Property as Voidable Preference. In the case of property which becomes part of the Subject Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code.

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(o) Rights of Third Parties in Certain Collateral. The rights of the Collateral Agent with respect to Subject Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Loan Parties.

(p) Licenses or Permits as Collateral. In the case of any Subject Collateral consisting of licenses or permits issued by governmental authorities or other persons or entities, the Loan Parties may not have sufficient rights therein for the security interest of the Collateral Agent to attach and, even if the Loan Parties have sufficient rights for the security interest of the Collateral Agent to attach, the exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

(q) Collateral Evidenced by Instruments. I note that, if any of the Subject Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as defined, and as provided for, in the Pennsylvania UCC), the local law of the jurisdiction where such property is located will govern the perfection and priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property.

(r) Other UCC Limitations. Such opinions may also be limited by Subpart 3 and Subpart 4 of Part 3 of Article 9 of the Pennsylvania UCC.

I am licensed to practice law only in the Commonwealth of Pennsylvania and the foregoing opinions are limited solely to the laws of the Commonwealth of Pennsylvania, the corporate law of the State of Delaware and federal law.

This opinion letter is being furnished to the Lenders and their Transferees for their use and the use of their respective counsel. No other use or distribution of this opinion may be made without prior written consent.

Very truly yours,

/s/    Rowland H. Burns, Jr.

Senior Counsel

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EXHIBIT G, AS EXECUTED TO AMENDMENT NO. 2 TO THE LOAN DOCUMENTS

SECURITY AGREEMENT

Dated September 15, 2003

From

The Grantors referred to herein

as Grantors

to

CITICORP NORTH AMERICA, INC.

as Collateral Agent

Consol Security Agreement

T A B L E  O F  C O N T E N T S

Consol Security Agreement

ii

Schedules

Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number

Schedule II	-	Pledged Equity and Pledged Debt

Schedule III	-	Locations of Equipment and Inventory

Schedule IV	-	Changes in Name, Location, Etc.

Schedule V	-	Patents, Domain Names and Trademarks, Trade Names, Copyrights and IP Agreements

Schedule VI	-	Account Collateral

Exhibits

Exhibit A	-	Form of Security Agreement Supplement

Exhibit B	-	Form of Account Control Agreement

Exhibit C	-	Form of Securities Account Control Agreement

Exhibit D	-	Form of Commodity Account Control Agreement

Exhibit E	-	Form of Intellectual Property Security Agreement

Exhibit F	-	Form of Intellectual Property Security Agreement Supplement

Consol Security Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT dated September 15, 2003 made by CONSOL ENERGY INC., a Delaware corporation (the “Company”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 20) (the Company, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to CITICORP NORTH AMERICA, INC., not in its individual capacity but solely as collateral agent (together with any successor Collateral Agent appointed pursuant to Section 2.04 of the Intercreditor Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Intercreditor Agreement).

PRELIMINARY STATEMENTS.

(1) The Company has entered into an Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”) with the banks, financial institutions and other institutional lenders parties thereto and Citicorp North America, Inc., as agent.

(2) The Company has entered into a Three Year Credit Agreement dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Three Year Credit Agreement”, and, together with the 364-Day Credit Agreement, the “Senior Credit Facilities”) with the banks, financial institutions and other institutional lenders parties thereto (as defined therein and, together with the lenders parties to the 364-Day Credit Agreement, the “Lenders”) and Citicorp North America, Inc., as agent.

(3) Pursuant to the terms of the Senior Credit Facilities, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

(4) The Collateral Agent has agreed, pursuant to the terms of the Intercreditor and Collateral Agency Agreement dated as of September 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among each of the Agents under the Senior Credit Facilities and the Collateral Agent, to accept the pledge and assignment, and the grant of a security interest, under this Agreement as security for the Secured Obligations (as hereinafter defined).

(5) Each Grantor is the owner of the shares of stock or other equity interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

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(6) The Company and other Grantors have opened deposit accounts (the “Deposit Accounts”) with banks, in the name of the Company or such Grantor, as applicable, and subject to the terms of this Agreement, as described in Schedule VI hereto.

(7) The Company has security entitlements (the “Pledged Security Entitlements”) with respect to all the financial assets (the “Pledged Financial Assets”) credited from time to time to an account in the name of the Company (the “Securities Account”), as described in Schedule VI hereto.

(8) The Company has rights in and to all commodity contracts (the “Pledged Commodity Contracts”) carried from time to time in the Company’s account (the “Commodity Account”), as described in Schedule VI hereto.

(9) The Grantors may from time to time enter into, hedging agreements (the “Hedge Agreements”) with one or more Lenders.

(10) In order to induce the Lenders to continue to make advances under each of the Senior Credit Facilities, the Grantors are granting the assignment and security interest and making the pledge and assignment contemplated by this Agreement.

(11) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Senior Credit Facilities.

(12) Terms defined in the Senior Credit Facilities or the Intercreditor Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Senior Credit Facilities or the Intercreditor Agreement, as applicable. Further, unless otherwise defined in this Agreement or in the Senior Credit Facilities, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for its benefit and for the ratable benefit of the Secured Parties as follows:

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Section 1. Grant of Security. Each Grantor hereby pledges to the Collateral Agent, for its benefit and for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for its benefit for the ratable benefit of the Secured Parties, a security interest in, such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee), (iii) all “as-extracted collateral” (as defined in the UCC) and (iv) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

(c) except for any property subject to the lien of Receivables Administrator (as defined below), as described in the last paragraph to this Section 1, all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

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(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other equity interests of or in any issuer of the Initial Pledged Equity (other than any foreign Subsidiary or joint venture with third parties), any other wholly-owned domestic Subsidiary of such Grantor or any successor entity from time to time acquired by such Grantor in any manner (such shares and other equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Account, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited to the Securities Account, and all Pledged Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto;

(vi) the Commodities Account, all Pledged Commodity Contracts from time to time carried in the Commodities Account, and all value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Commodity Contracts; and

(vii) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any,

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representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

(e) the IP Agreements (as hereinafter defined) to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the IP Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the IP Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the IP Agreements and (iv) the right of such Grantor to terminate the IP Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) all Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing each Deposit Account;

(ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all United States patents, patent applications, utility models, and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);

(ii) all United States trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of

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a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (the “Trademarks”);

(iii) all United States copyrights, including, without limitation, copyrights in Computer Software, internet web sites and the content thereof, whether registered or unregistered (the “Copyrights”);

(iv) such Grantor’s rights in all commercially licensed computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, to the extent that any of the foregoing exists in the United States (the “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit F hereto (an “IP Security Agreement Supplement”) executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the material Computer Software license agreements and other agreements set forth in Schedule V hereto (“IP Agreements”) (in each case and with respect to all Computer Software only to the extent the grant of the security interest therein by the Grantors under this Agreement shall not cause a breach thereof); and

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(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages (“Intellectual Property Claims”);

(h) all books and records (including, without limitation, customer lists, credit files, computer programs, software, printouts and other computer materials and records) of such Grantor pertaining to any of the Collateral;

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1 and this clause (i)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

Notwithstanding the foregoing, the pledge, security interest and lien granted in this Section 1 shall not include any property that has been granted or assigned to and subject to the interests or lien of the Receivables Administrator prior to the termination of, and the payment in full of all obligations of any Grantor and CNX Funding Corporation under, (i) the Receivables Purchase Agreement dated as of April 30, 2003, among PNC Bank, National Association, as administrator (the “Receivables Administrator”), the Conduit Agents and Conduit Purchasers referred to therein, CNX Funding Corporation, as seller, the Company, as initial servicer, and certain of the Company’s affiliates as sub-servicers and (ii) the Purchase and Sale Agreement dated as of April 30, 2003 among CNX Funding Corporation, the Company and certain of the Company’s affiliates party thereto from time to time as sellers, in each case pursuant to the terms thereof.

Section 2. Security for Obligations. (a) This Agreement secures, in the case of each Grantor, all obligations of such Grantor now or hereafter existing under any of the Loan Documents to which it is a party under each Senior Credit Facility and the Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”). Notwithstanding anything in this Agreement or the Senior Credit Facilities to the contrary, the aggregate principal amount of all Secured Obligations to which may be applied proceeds of any Collateral that constitutes “Principal Property” (as such term is defined in that certain Issuing and Paying Agency Agreement dated as of December 31, 1991 among Consolidation Coal Company, as the issuer, Consol Inc. and the Borrower, each as guarantors, and Morgan Guaranty Trust Company of New York as the paying agent, as in effect on the date hereof, the “Issuing and Paying Agency

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Agreement”) of the Grantors from time to time and proceeds of “Collateral” as defined in the Mortgages shall be limited to 10% of the “Consolidated Net Tangible Assets” (as such term is defined in the Issuing and Paying Agency Agreement) on the balance sheet of the Borrower and its consolidated Subsidiaries as of any date.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Senior Credit Facility Loan Document, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral (other than third party notes representing less than $30,000 individually and $1,000,000 in the aggregate) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

(b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to note or register the security interest created hereby in the appropriate company records or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that upon the occurrence and during the continuance of an Event of Default such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent and such Grantor. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Collateral Agent is not the entitlement holder, such Grantor will use its commercial good faith efforts to cause the securities intermediary with respect to such security entitlement to either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that, upon the occurrence and during the continuance of an Event of Default, such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a “Securities Account Control Agreement”).

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(d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor will use its commercial good faith efforts to cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that, upon the occurrence and during the continuance of an Event of Default, such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a “Commodity Account Control Agreement”, and all such authenticated records, together with all Securities Account Control Agreements being, collectively, “Security Control Agreements”).

(e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

(f) In the event any Security Collateral is maintained with any Person that has not entered into a Security Control Agreement with respect thereto or otherwise subject to the “control” of the Collateral Agent within the meaning of Section 9-106 of the UCC within 15 Business Days after the date hereof, the average daily account balance in each such Security Account or Commodity Account, as the case may be, shall not exceed $5,000,000.

(g) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

Section 5. Maintaining Account Collateral. So long as any Advance shall remain unpaid or any other Secured Obligation of any Grantor under any Loan Document shall remain unpaid, any Hedge Agreement shall be in effect or any Lender shall have any Commitment:

(a) Each Grantor will use its commercial good faith efforts to maintain all Account Collateral only with the Collateral Agent or with banks (the “Pledged Account Banks”) that have agreed, in a record authenticated by such Grantor, the Collateral Agent and the Pledged Account Banks, to (i) upon the occurrence and during the continuance of an Event of Default, comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of such Grantor and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment) to the Account Collateral, which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance satisfactory to the Collateral Agent (the “Account Control Agreement”).

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(b) In the event any Account Collateral is maintained with any Person that has not entered into a Account Control Agreement with respect thereto or otherwise subject to the “control” of the Collateral Agent within the meaning of Section 9-104 of the UCC within 15 Business Days after the date hereof, the average daily account balance in each such Deposit Account, as the case may be, shall not exceed $5,000,000.

(c) Each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such new deposit account).

Section 6. Maintaining Electronic Chattel Paper and Transferable Records. So long as any Advance shall remain unpaid or any other Secured Obligation of any Grantor under any Loan Document shall remain unpaid or any Lender shall have any Commitment, each Grantor will maintain all (i) electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA”).

Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor has only the trade names, domain names and trademarks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, and the office in which it maintains the original copies of each Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not, in the five years preceding the date of this Agreement, changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

(b) All of the Equipment and Inventory of such Grantor, other than as set forth in clauses (d)(ii), (iii) (iv) and (v) below, are located at the places specified

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therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 9(a). Such Grantor has not, in the five years preceding the date of this Agreement, changed the location of its Equipment and Inventory except as set forth in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments (other than third party notes or instruments representing less than $30,000 individually and $1,000,000 in the aggregate) have been delivered to the Collateral Agent. No Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent (other than third party notes or instruments representing less than $30,000 individually and $1,000,000 in the aggregate).

(c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Senior Credit Facilities. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Collateral Documents or as otherwise permitted under the Senior Credit Facilities.

(d) Such Grantor has exclusive possession and control of its Equipment and Inventory, other than (i) Equipment and Inventory stored at any leased premises or warehouse so indicated by an asterisk on Schedule III hereto as to which such Grantor will use its commercial good faith efforts to cause a landlord’s or warehouseman’s agreement, in form and substance reasonably satisfactory to the Collateral Agent, to be in effect within 15 Business Days after the date hereof, (ii) certain Equipment, comprising longwall equipment, shields and face conveyor components held at Mt. Morris, Pennsylvania, Morgantown, West Virginia, and Homer City Pennsylvania, having a value of approximately $20,000,000 (which Equipment such Grantor will use its commercial good faith efforts to cause to be located on its or another Grantor’s premises within 6 months after the date hereof), (iii) Equipment and Inventory that has an aggregate value no greater than $10,000,000 at any one time, (iv) Inventory in transit in the ordinary course of business to its customers or (v) Equipment under repair (to which such Grantor will give notice to the Collateral Agent for Equipment described in this clause (v) having a value greater than $20,000,000).

(e) The Pledged Equity of each Subsidiary pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to note or register the security interest of the Collateral Agent in the appropriate company records or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that, upon the occurrence and during the continuation of an Event of Default, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. The Pledged Debt pledged by such Grantor hereunder, to the best of such Grantor’s knowledge to the extent such Pledged Debt is not intercompany debt, has been duly authorized, authenticated or

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issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent (other than third party notes representing less than $30,000 individually and $1,000,000 in the aggregate) and is not in default.

(f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding shares of stock or equity interest of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.

(g) All of the Security Collateral owned by such Grantor is listed on Schedule II hereto.

(h) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 5(c), and the deposit accounts under the control of the Receivables Administrator and legal, binding and enforceable Account Control Agreements are in effect for each deposit account that constitutes Account Collateral (other than Account Collateral consisting of deposit accounts maintained with the Collateral Agent or as permitted by Section 4(f)).

(i) Upon the filing of the financing statements and the IP Security Agreement, all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement will have been duly made or taken and will be in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (except (x) to the extent Security Control Agreements and Account Control Agreements have not been entered into, (y) for liens permitted under the Senior Credit Facilities and (z) with respect to “as-extracted collateral”) of such Grantor, securing the payment of the Secured Obligations.

(j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including (other than with respect to the Receivables) the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the UCC, which financing statements will, upon filing, have been duly filed and will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 12(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements will be duly

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recorded pursuant to the term of clause (l)(v) below and are in full force and effect, and the actions described in Section 4 with respect to Security Collateral, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(k) The Inventory that has been produced or distributed by such Grantor has been produced in material compliance with applicable law, including, without limitation, the Fair Labor Standards Act.

(l) As to itself and its Intellectual Property Collateral:

(i) As of the date hereof, such Grantor has received no written notice that the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

(iii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the material patents, patent applications, copyright applications, domain names, trademark registrations and applications and IP Agreements owned as of the date hereof by such Grantor.

(iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any material item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein, other than recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office, all such recordations to be made within 30 days after the date hereof. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

(vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor’s

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rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any material Intellectual Property Collateral.

(vii) To the knowledge of such Grantor, each material IP Agreement to which such Grantor is a party has been duly authorized, executed and delivered by all parties thereto, and as of the date hereof have not been amended, amended and restated, supplemented or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. To the knowledge of such Grantor, as of the date hereof there exists no default under any material IP Agreement to which such Grantor is a party by any party thereto.

(viii) With respect to each IP Agreement: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(ix) To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor, (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the

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performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.

(x) No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, order, decree, injunction, judgment or ruling restricting the use thereof or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 8. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, that the Collateral Agent may reasonably request and acting in good faith and subject to the terms of this Agreement, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if an Event of Default shall have occurred and be continuing and at the request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, and each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by promissory notes or other instruments or chattel paper, deliver and pledge to the Collateral Agent hereunder such notes or instruments or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Collateral Agent, deliver and pledge to the Collateral Agent for its benefit and for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) at the request of the Collateral Agent and subject to the terms of this Agreement, take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (vi) at the request of the Collateral Agent, take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (vii) at the request of the Collateral Agent, deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

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(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) On the date hereof and at each date hereafter on which action has been taken to perfect the security interest granted hereunder in the Collateral, at the request of the Collateral Agent, the Borrower will furnish to the Collateral Agent, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to (i) give the Collateral Agent control over the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (ii) cause the security interest in any Collateral evidenced by a certificate of ownership to be noted on such certificate of ownership) to perfect continuously from the date hereof the security interest granted hereunder.

Section 9. As to Equipment and Inventory. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 7(b) or, upon 10 days’ prior written notice to the Collateral Agent, at such other places designated by the Grantor in such notice. Upon the giving of such notice, Schedule III shall be automatically amended to add any new locations specified in the notice.

(b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as existing on the date hereof, or if acquired after the date hereof as of the date of acquisition, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, if such Grantor in the exercise of its good faith commercial judgment deems it commercially advisable, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end, except where the failure to so maintain or repair could not reasonably be expected to have a Material Adverse Effect on such Grantor. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of the Equipment or Inventory of such Grantor that has a value in excess of $5,000,000.

(c) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including,

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without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, other than those it is contesting in good faith and by appropriate proceedings and except where the failure to pay could not reasonably be expected to have a Material Adverse Effect on such Grantor. In producing its Inventory, each Grantor will comply with all material requirements of applicable law, including, without limitation, the Fair Labor Standards Act

Section 10. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment of such Grantor in such amounts, in such form with such insurers and against such risks as is customary in the Grantor’s industry. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses after and during the continuance of an Event of Default (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iii) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent copies of policies of such insurance.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred under any of the Senior Credit Facilities and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof. Upon the occurrence and during the continuance of any Event of Default under any of the Senior Credit Facilities, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 18(b).

Section 11. Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will change the location of the Equipment and Inventory or the place where it keeps the originals of Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor from the locations therefor specified in Sections 7(a) and 7(b) without first giving the Collateral Agent 10 days’ prior written notice of such change. No Grantor will become bound by a security agreement authenticated by another Person (determined

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as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days’ prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, Related Contracts, and will permit representatives of the Collateral Agent at any reasonable time and from time to time, upon reasonable prior notice, to inspect such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. In connection with such collections, such Grantor may take such action as such Grantor may deem necessary or advisable to enforce collection of Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) of either any Senior Credit Facility, or upon acceleration of any Senior Credit Facility and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables and Related Contracts (the “Obligors”) of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof in the name of such Grantor, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied in accordance with the Intercreditor Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. After the Receivables Purchaser Termination and if an Event of Default has occurred and is continuing, no Grantor will permit or consent to the subordination of its right to payment under any of Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 12. As to Intellectual Property Collateral. ( a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all reasonably necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such

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Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer useful or desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

(c) In the event that any Grantor becomes aware that any item of material Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit E

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hereto (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. At the end of each fiscal quarter of the Borrower, each Grantor shall give written notice to the Collateral Agent identifying the After-Acquired Intellectual Property acquired during such fiscal quarter and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property for recording such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 13. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing under any Senior Credit Facility:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Senior Credit Facilities; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

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(b) Upon the occurrence and during the continuance of an Event of Default under any Senior Credit Facility:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Security Control Agreement a Notice of Exclusive Control as defined in and under such Security Control Agreement.

Section 14. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Senior Credit Facilities, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Senior Credit Facilities.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any stock or other equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity interests or other securities of each issuer of the Pledged Equity.

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Section 15. Collateral Agent Appointed Attorney-in-Fact. Upon and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion acting in good faith, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

Section 16. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.

Section 17. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security

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interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 18. Remedies. If any Event of Default under any Senior Credit Facility shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, subject to the terms and provisions of the Senior Credit Facilities and this Agreement and all requirements of applicable law, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) in accordance with Section 11(b), any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables and the Related Contracts in accordance with Section 11(b) and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Consol Security Agreement

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 19) in whole or in part by the Collateral Agent for its benefit and for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 3 of the Intercreditor Agreement.

(c) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 18, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense do or cause to be done all such acts and things as may reasonably be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 18, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 19. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless the Collateral Agent, each Secured Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified

Consol Security Agreement

Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 20. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each, a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Collateral Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Collateral Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-X attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-X, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 21. Notices; Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied, or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Senior Credit Facilities and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and

Consol Security Agreement

confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 22. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) payment in full in cash of the Secured Obligations, (ii) the termination or expiration of each of the Senior Credit Facilities and (iii) the termination or expiration of all Letters of Credit and all Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document (including in connection with any Senior Credit Facility, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided therein.

Section 23. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default under the Senior Credit Facilities shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Senior Credit Facilities Loan Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Senior Credit Facilities shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Senior Credit Facilities.

(b) Upon the latest of (i) the date on which all Secured Obligations shall have been paid in full, (ii) the termination or expiration of each of the Senior Credit Facilities and (iii) the termination or expiration of all Letters of Credit and all Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Consol Security Agreement

Section 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 25. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 26. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Consol Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:	CONSOL ENERGY INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CARDINAL STATES GATHERING COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CENTRAL OHIO COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CHURCH STREET HOLDINGS, LLC
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CNX GAS COMPANY LLC
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CNX LAND RESOURCES INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

Address for Notices:	CNX MARINE TERMINALS INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONRHEIN COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOL DOCKS INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOL FINANCIAL INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOL OF CANADA, INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOL OF KENTUCKY INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

Address for Notices:	CONSOL PENNSYLVANIA COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOL SALES COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	CONSOLIDATION COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	EIGHTY-FOUR MINING COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	GREENE ENERGY LLC
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	HELVETIA COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

Address for Notices:	IC COAL INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	ISLAND CREEK COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	JEFFCO COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	KEYSTONE COAL MINING CORPORATION
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	LAUREL RUN MINING COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	LEATHERWOOD, INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

Address for Notices:	MCELROY COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	MTB INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	NEW CENTURY HOLDINGS, INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	QUARTO MINING COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	RESERVE COAL PROPERTIES COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	ROCHESTER & PITTSBURGH COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

Address for Notices:	SOUTHERN OHIO COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	THE WHITE STAR COAL CO., INC.
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	TWIN RIVERS TOWING COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	UNITED EASTERN COAL SALES COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	WINDSOR COAL COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Address for Notices:	WOLFPEN KNOB DEVELOPMENT COMPANY
Consol Plaza 1800 Washington Road Pittsburgh, PA 15241	By:
Name: Title:

Consol Security Agreement

CITICORP NORTH AMERICA, INC., not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

Consol Security Agreement

Exhibit A to the

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Citicorp North America, Inc.,

    as the Collateral Agent for the

    Secured Parties referred to in the

    Credit Agreement referred to below

    388 Greenwich Street

    New York, NY 10013

    Attn:

Consol Energy Inc.

Ladies and Gentlemen:

Reference is made to (i) an Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”), among Consol Energy Inc., a Delaware corporation (“Consol”), as the borrower, the banks, financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent, (ii) the Three Year Credit Agreement dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Three Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Senior Credit Facilities”), among Consol, the banks, financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent, and (iii) the Security Agreement dated September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of Citicorp North America, Inc., as collateral agent (the “Collateral Agent”) for the Secured Parties referred to therein. Terms defined in the Senior Credit Facilities or the Security Agreement and not otherwise defined herein are used herein as defined in the Senior Credit Facilities or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

A-1

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VI to Schedules I through VI, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 7 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Title:

Address for notices:

A-2

Exhibit B to the Security Agreement

ACCOUNT CONTROL AGREEMENT

(Deposit Account/Securities Account)

ACCOUNT CONTROL AGREEMENT (this “Agreement”) dated as of September 29, 2003, among the parties listed in Schedule I hereto, (the “Grantors”), Citicorp North America, Inc., as Collateral Agent (the “Secured Party”), and Citibank, N.A., a national banking association, as securities intermediary and depository bank (the “Account Holder”).

PRELIMINARY STATEMENTS:

(1) The Grantors have granted the Secured Party a security interest (the “Security Interest”) in the following accounts listed in Schedule II hereto maintained by the Account Holder for the Grantor (each, an “Account” and collectively, the “Accounts”):

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. The Accounts. The Grantor and Account Holder represent and warrant to, and agrees with, the Secured Party that:

(a) The Account Holder maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Holder for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

(b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Holder is (i) the bank with which each Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account that is a securities account. The Grantor is (x) the Account Holder’s customer with respect to the Accounts and (y) the entitlement holder with respect to financial assets credited from time to time to any Account.

(c) Notwithstanding any other agreement to the contrary, the Account Holder’s jurisdiction with respect to each Account for purposes of the N.Y. Uniform Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

(d) The Grantor and Account Holder do not know of any claim to or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2. Control by Secured Party. The Account Holder will comply with (i) all instructions directing disposition of the funds in any and all of the Accounts, (ii) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Accounts, and (iii) all other directions concerning any and all of the Accounts, including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Accounts (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an “Account Direction”), in each case of clauses (i), (ii) and (iii) above originated by the Secured Party without further consent by the Grantor or any other Person.

SECTION 3. Grantor’s Rights in Accounts.

(a) Until the Account Holder receives a notice from the Secured Party certifying that an Event of Default (as defined in the loan documents between the Secured Party and the Grantor) has occurred and is continuing and stating that the Secured Party will exercise exclusive control over any Account (a “Notice of Exclusive Control” with respect to such Account), the Account Holder will comply with Account Directions and other directions concerning each Account originated by the Grantor without further consent by the Secured Party.

(b) If the Account Holder receives from the Secured Party a Notice of Exclusive Control with respect to any Account, the Account Holder will, until a Notice of Release (as defined below) is received by the Account Holder, comply only with Account Directions originated by the Secured Party and will cease:

(i) complying with Account Directions or other directions concerning such Account originated by the Grantor and

(ii) distributing to the Grantor interest and dividends on property (including, without limitation, funds and financial assets) in such Account.

(c) In the event a Notice of Exclusive Control is delivered by the Secured Party to the Account Holder, and subsequently the Event of Default triggering such notice is cured, the Secured Party agrees to send a notice to the Account Holder directing the Account Holder to comply with Account Directions and other directions concerning each Account originated by the Grantor (a “Notice of Release”) and, at such time, the Account Holder will comply with Account Directions as contemplated by clause (a).

SECTION 4. Priority of Secured Party’s Security Interest. (a) The Account Holder (i) subordinates to the Security Interest and in favor of the Secured Party any security interest, lien, or right of recoupment or setoff that it may have, now or in the future, against any Account or property (including, without limitation, any funds and financial assets) credited to any Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Holder (A) will retain its prior security interest and lien on property credited to any Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Account, and (z) if such Account is a deposit account, for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

(b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account.

SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Account Holder will send copies of all statements and confirmations for each Account simultaneously to the Secured Party and the Grantor.

(b) When the Account Holder knows of any claim or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6. The Account Holder’s Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Account Holder will not be liable to the Secured Party for complying with Account Directions or other directions concerning any Account from the Grantor that are received by the Account Holder before the Account Holder receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(b) The Account Holder will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Account Direction or other direction concerning any Account originated by the Secured Party, even if the Grantor notifies the Account Holder that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement and, in the case of any Account that is a securities account, in Part 5 of Article 8 of the N.Y. Uniform Commercial Code and, in the case of any Account that is a deposit account, in Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Holder need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Account Direction or other direction concerning any Account or a Notice of Exclusive Control. The Account Holder may rely on notices and communications it believes given by the appropriate party.

SECTION 7. Indemnity. The Grantor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Account Holder and the Grantor. If the Secured Party notifies the Account Holder that the Security Interest has terminated, this Agreement will immediately terminate.

(b) The Account Holder may terminate this Agreement on 60 days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Account Holder and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets) credited to each Account to another Account Holder that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(c) Sections 6 and 7 will survive termination of this Agreement.

SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Holder and the Grantor may not change the law governing any Account without the Secured Party’s express prior written agreement.

SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12. Financial Assets. The Account Holder agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Account Holder and their respective successors and assigns.

SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address:

CITICORP NORTH AMERICA, INC., as Collateral Agent

By
Name:
Title:

Address:
388 Greenwich Street
New York, NY 10013

[NAME OF ACCOUNT HOLDER]

By
Name:
Title:

Address:

Exhibit C to the

Security Agreement

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

CONTROL AGREEMENT (this “Agreement”) dated as of                 ,             , among Consol Energy Inc., a Delaware corporation (the “Grantor”), Citicorp North America, Inc. as Collateral Agent (the “Secured Party”), [            , a             , as Control Agent (the “Control Agent”)] and                 , a                  (“                    ”), as securities intermediary (the “Securities Intermediary”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in account no.                              maintained by the Securities Intermediary for the Grantor (the “Account”).

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. The Account. The Grantor and Securities Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

(a) The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

(b) The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

(c) The State of New York is, and will continue to be, the Securities Intermediary’s jurisdiction of organization for purposes of Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

(d) Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

(e) The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2. Control by [Secured Party][Control Agent]. [a] The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each, an “Entitlement Order”) or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the [Secured Party] [Control Agent] without further consent by the Grantor or any other person.

[(b) The Control Agent hereby acknowledges that is shall maintain and exercise control of the Account on behalf of the Secured Party.]

SECTION 3. Grantor’s Rights in Account.

(a) Until the Securities Intermediary receives a notice from the Secured Party certifying that an Event of Default (as defined in the loan documents between the Secured Party and the Grantor) has occurred and is continuing and stating that the Secured Party will exercise exclusive control over any Account (a “Notice of Exclusive Control” with respect to such Account), the Securities Intermediary will comply with Entitlement Orders originated by the Grantor without further consent by the [Secured Party] [Control Agent].

(b) If the Securities Intermediary receives from the [Secured Party] [Control Agent] a Notice of Exclusive Control, the Securities Intermediary, until it has received a Notice of Release, will cease:

(i) complying with Entitlement Orders or other directions concerning the Account originated by the Grantor and

(ii) distributing to the Grantor interest and dividends on property in the Account.

(c) In the event a Notice of Exclusive Control is delivered by the Secured Party to the Securities Intermediary, and subsequently the Event of Default triggering such notice is cured, the Secured Party agrees to send a notice to the Securities Intermediary directing the Securities Intermediary to comply with Entitlement Orders and other directions concerning each Account originated by the Grantor (a “Notice of Release”) and, at such time, the Account Holder will comply with Entitlement Orders as contemplated by clause (a).

SECTION 4. Priority of Secured Party’s Security Interest. (a) The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

(b) The Securities Intermediary will not agree with any Person not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such Person.

SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor[, the Control Agent] and the Secured Party.

(b) When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify [the Control Agent,] the Secured Party and the Grantor of such claim or interest.

SECTION 6. The Securities Intermediary’s Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to [the Control Agent or] the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(b) The Securities Intermediary will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the [Secured Party] [Control Agent], even if the Grantor notifies the Securities Intermediary that the [Secured Party] [Control Agent] is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the [Secured Party] [Control Agent] is entitled under the [Secured Party’s] [Control Agent’s] agreements with the Grantor [or Secured Party] to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

SECTION 7. Indemnity. The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to [the Control Agent,] the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

(b) The Securities Intermediary may terminate this Agreement on 60 days’ prior notice to [the Control Agent,] the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with [the Control Agent and] the Grantor, a control agreement in favor of [the Control Agent and] the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

[(c) The Control Agent may terminate this agreement on 60 days’ prior notice to the Securities Intermediary, the Secured Party and the Grantor, provided that before such termination, the Securities Intermediary, the Secured Party and the Grantor shall make arrangements for another Person to assume the rights and obligations of the Control Agent hereunder, and such Person shall have executed, together with the Securities Intermediary, the Secured Party and the Grantor, a control agreement in favor of such Person and the Secured Party in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.]

[(c)] [(d)] Sections 6 and 7 will survive termination of this Agreement.

SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. [The] [None of the] Securities Intermediary [, the Control Agent, nor] [and] the Grantor may [not] change the law governing the Account without the Secured Party’s express prior written agreement.

SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12. Financial Assets. The Securities Intermediary agrees with [the Control Agent,] the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary and their respective successors and assigns.

SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]

By
Title:

Address:

CITICORP NORTH AMERICA, INC.,
as Collateral Agent

By
Title:

Address:
388 Greenwich Street
New York, NY 10013

[[NAME OF CONTROL AGENT], as Control Agent

By
Title:

Address:

]

[NAME OF SECURITIES INTERMEDIARY]

By
Title:

Address:

Exhibit D to the

Security Agreement

FORM OF COMMODITY ACCOUNT CONTROL AGREEMENT

CONTROL AGREEMENT (this “Agreement”) dated as of             ,             , among Consol Energy Inc., a Delaware corporation (the “Grantor”), Citicorp North America, Inc., as Collateral Agent (the “Secured Party”), and             , a              (“            ”), as commodity intermediary (the “Commodity Intermediary”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in account no.                              maintained by the Commodity Intermediary for the Grantor (the “Account”).

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. The Account. The Grantor and the Commodity Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

(a) The Commodity Intermediary maintains the Account for the Grantor, and all commodity contracts held by the Commodity Intermediary for the account of the Grantor is, and will continue to be, carried in the Account.

(b) The Account is a commodity account. The Commodity Intermediary is the commodity intermediary with respect to the commodity contracts carried from time to time in the Account. The Grantor is the commodity customer with respect to the commodity contracts carried from time to time in the Account.

(c) The State of New York is, and will continue to be, the Commodity Intermediary’s jurisdiction of organization for purposes of Section 9-305(b) of the UCC so long as the Security Interest shall remain in effect.

(d) Exhibit A attached hereto is a statement of the commodity contracts carried in the Account on the date hereof.

(e) The Grantor and Commodity Intermediary do not know of any claim to or interest in the Account or any commodity contract carried in the Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2. Control by Secured Party. The Commodity Intermediary will comply with all notifications it receives directing it to apply any value distributed on account of any commodity contract or contracts carried in the Account (each, an “Entitlement Order”) or other directions concerning the Account originated by the Secured Party without further consent by the Grantor or any other person.

SECTION 3. Grantor’s Rights in Account.

(a) Until the Commodity Intermediary receives a notice from the Secured Party certifying that an Event of Default (as defined in the loan documents between the Secured Party and the Grantor) has occurred and is continuing and stating that the Secured Party will exercise exclusive control over any Account (a “Notice of Exclusive Control” with respect to such Account), the Commodity Intermediary will comply with Entitlement Orders originated by the Grantor without further consent by the Secured Party.

(b) If the Commodity Intermediary receives from the Secured Party a Notice of Exclusive Control, the Commodity Intermediary, until it has received a Notice of Release, will cease:

(i) complying with Entitlement Orders or other directions concerning the Account originated by the Grantor and

(ii) distributing to the Grantor any value distributed on account of any commodity contract carried in the Account.

(c) In the event a Notice of Exclusive Control is delivered by the Secured Party to the Commodity Intermediary, and subsequently the Event of Default triggering such notice is cured, the Secured Party agrees to send a notice to the Commodity Intermediary directing the Commodity Intermediary to comply with Entitlement Orders and other directions concerning each Account originated by the Grantor (a “Notice of Release”) and, at such time, the Account Holder will comply with Entitlement Orders as contemplated by clause (a).

SECTION 4. Priority of Secured Party’s Security Interest. (a) The Commodity Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or commodity contracts carried in the Account, except that the Commodity Intermediary will retain its prior lien on commodity contracts in the Account to secure payment for commodity contracts purchased for the Account and normal commissions and fees for the Account.

(b) The Commodity Intermediary will not agree with any third party that the Commodity Intermediary will comply with Entitlement Orders originated by the third party.

SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Commodity Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

(b) When the Commodity Intermediary knows of any claim or interest in the Account or any commodity contracts carried in the Account other than the claims and interests of the parties referred to in this Agreement, the Commodity Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6. The Commodity Intermediary’s Responsibility. (a) The Commodity Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Commodity Intermediary before the Commodity Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(b) The Commodity Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Commodity Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Commodity Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Commodity Intermediary except for those expressly set forth in this Agreement. In particular, the Commodity Intermediary need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Commodity Intermediary may rely on notices and communications it believes given by the appropriate party.

SECTION 7. Indemnity. The Grantor will indemnify the Commodity Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Commodity Intermediary’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final non-appealable judgment.

SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Commodity Intermediary and the Grantor. If the Secured Party notifies the Commodity Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

(b) The Commodity Intermediary may terminate this Agreement on 60 days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Commodity Intermediary and the Grantor shall make arrangements to transfer the commodity contracts carried in the Account to another commodity intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such commodity contracts in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(c) Sections 6 and 7 will survive termination of this Agreement.

SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. The Commodity Intermediary and the Grantor may not change the law governing the Account without the Secured Party’s express prior written agreement.

SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12. Commodity Contracts. The Commodity Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property carried from time to time in the Account will be treated as commodity contracts under Article 8 of the N.Y. Uniform Commercial Code.

SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Commodity Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Commodity Intermediary and their respective successors and assigns.

SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]

By
Title:

Address:

CITICORP NORTH AMERICA, INC., as Collateral Agent

By
Title:

Address:
388 Greenwich Street
New York, NY 10013

[NAME OF COMMODITY INTERMEDIARY]

By
Title:

Address:

Exhibit E to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated             ,         , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Citicorp North America, Inc., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Senior Credit Facilities referred to below).

WHEREAS, Consol Energy Inc., a Delaware corporation (“Consol”), has entered into (i) an Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”), with the banks, financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent, and (ii) the Three Year Credit Agreement dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Three Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Senior Credit Facilities”), with the banks, financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent. Terms defined in the Senior Credit Facilities and not otherwise defined herein are used herein as defined in the Senior Credit Facilities.

WHEREAS, as a condition precedent to the making of Advances under each of the Senior Credit Facilities, each Grantor has executed and delivered that certain Security Agreement dated September 15, 2003 made by the Grantors in favor of the Collateral Agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CONSOL ENERGY INC.

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

[ETC.]

Exhibit F to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated             ,         , is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Citicorp North America, Inc., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Senior Credit Facilities referred to below).

WHEREAS, Consol Energy Inc., a Delaware corporation (“Consol”), has entered into (i) an Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”), with the banks, financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent, and (ii) the Three Year Credit Agreement dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents dated as of September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Three Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Senior Credit Facilities”), with the banks, financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent. Terms defined in the Senior Credit Facilities and not otherwise defined herein are used herein as defined in the Senior Credit Facilities.

WHEREAS, pursuant to the Senior Credit Facilities, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated September [    ], 2003 made by the Grantor and such other Persons in favor of the Collateral Agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated September 15, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “ Additional Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Supplement to Security Agreement. Schedule V to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

SECTION 3. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

Exhibit H to Amendment No. 2 to the Loan Documents

EXECUTION COPY

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of September 15, 2003 among CITICORP NORTH AMERICA, INC., as administrative agent under the 364-Day Credit Agreement referred to below, CITICORP NORTH AMERICA, INC., as administrative agent under the Three Year Credit Agreement referred to below, and CITICORP NORTH AMERICA, INC., as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

(1) Consol Energy Inc. (the “Borrower”), certain lenders (the “364-Day Lenders”) and Citicorp North America, Inc., as administrative agent (in such capacity, together with its successors in such capacity, the “364-Day Administrative Agent”) are parties to an Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 (as modified and supplemented and in effect from time to time, the “364-Day Credit Agreement”), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $200,000,000.

(2) The Borrower, certain lenders (the “Three Year Lenders”, together with the 364-Day Lenders, collectively, the “Lenders”) and Citicorp North America, Inc., as administrative agent (in such capacity, together with its successors in such capacity, the “Three Year Administrative Agent”) are parties to a Three Year Credit Agreement dated as of September 16, 2002, as amended by that certain letter amendment dated as of November 22, 2002 and Amendment No. 2 to the Loan Documents dated as of September 15, 2003 (the “Three Year Amendment”) (as modified and supplemented and in effect from time to time, the “Three Year Credit Agreement”), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $266,750,000.

(3) To satisfy that certain condition of effectiveness set forth as Section 3.01(h)(vii) of the 364-Day Credit Agreement and that condition of effectiveness set forth as Section 2(e) of the Three Year Amendment and to induce the Lenders to extend credit under the Credit Agreements (as hereinafter defined) from time to time, the Borrower is required to grant Liens (as hereinafter defined) on certain of its and its Subsidiaries’ properties.

WHEREAS, in connection with the foregoing, the parties hereto wish to provide for the appointment of the Collateral Agent by the Administrative Agents, and the 364-Day Lenders and Three Year Lenders, as applicable, for whom they act and for certain other matters relating to the collateral security for the obligations of the grantors under the Loan Documents (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agents” means, collectively, the 364-Day Administrative Agent, together with its successors in such capacity, and the Three Year Administrative Agent, together with its successors in such capacity.

Consol Intercreditor and Collateral Agency Agreement

“Collateral” means, collectively, the assets of the grantors that have been subjected to the Liens of the Intercreditor Security Documents.

“Credit Agreements” means, collectively, the 364-Day Credit Agreement and the Three Year Credit Agreement.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Event of Default” means any “Event of Default” under the 364-Day Credit Agreement and any “Event of Default” under the Three Year Credit Agreement.

“Hedge Agreement” has the meaning specified in the Security Agreement.

“Intercreditor Security Documents” means, collectively, this Agreement, the Subsidiary Guaranty, the Security Agreement, IP Security Agreement (as defined in the Security Agreement), the Mortgages, the Subordination Agreement, the Receivables Intercreditor Agreement and all Uniform Commercial Code financing statements required by this Agreement or any of the foregoing to be filed with respect to the security interests in personal property and fixtures created pursuant thereto, in each case as the same shall be modified and supplemented and in effect from time to time.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means, collectively, the 364-Day Credit Agreement, the Three Year Credit Agreement and the Intercreditor Security Documents.

“Required Lenders” means Lenders that own or hold more than 50% of the aggregate amount of the outstanding Advances (as defined in each of the Credit Agreements) of all Lenders under the Credit Agreements at such time.

“Mortgages” means, collectively, the “Mortgages” as defined in the Three Year Credit Agreement and the “Mortgages” as defined in the 364-Day Credit Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Receivables Intercreditor Agreement” means the intercreditor agreement substantially in the form attached of Exhibit A hereto, as the same shall be modified and supplemented and in effect from time to time.

“Secured Parties” means, collectively the Collateral Agent, the 364-Day Lenders, the Three Year Lenders, Lenders parties to any Hedge Agreements and the Administrative Agents.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Security Agreement” means the Security Agreement dated as of September 15, 2003 made by the grantors referred to therein in favor of the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

Consol Intercreditor and Collateral Agency Agreement

“Subordination Agreement” means the Amended and Restated Subordination Agreement dated as of September 15, 2003, among the Borrower and certain of its Subsidiaries for the benefit of the Administrative Agents and the Lenders, as the same shall be modified and supplemented and in effect from time to time.

“Subsidiary Guaranty” means, collectively, (i) the Subsidiary Guaranty dated as of March 31, 2003, as supplemented by the Subsidiary Guaranty Supplement dated as of September 15, 2003, by the Guarantor Subsidiaries (as defined therein) to the Three Year Administrative Agent for the benefit of the Three Year Lenders and (ii) the Subsidiary Guaranty dated as of September 15, 2003 by the Guarantor Subsidiaries (as defined therein) to the 364-Day Administrative Agent for the benefit of the 364-Day Lenders, in each case as the same shall be modified and supplemented and in effect from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. The Collateral Agent

2.01. Appointment and Duties of the Collateral Agent.(a)Appointment. Each Administrative Agent, on behalf of itself and each of the 364-Day Lenders and Three Year Lenders, as applicable, for whom it acts, hereby designates and appoints Citicorp North America, Inc. to act as Collateral Agent hereunder and under the other Intercreditor Security Documents, and hereby authorizes the Collateral Agent to execute, deliver and perform, on behalf of each of the Secured Parties, each Intercreditor Security Document to which the Collateral Agent is or is intended to be a party and to take such actions on behalf of the Secured Parties under the provisions of the Intercreditor Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of each Intercreditor Security Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Intercreditor Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Intercreditor Security Documents. Each Secured Party shall be bound by all of the agreements of the Collateral Agent contained herein and in the other Intercreditor Security Documents.

(b) Copies of Documents to be Furnished to Secured Parties. The Collateral Agent will forward to each Secured Party at its last address on the records of the Collateral Agent promptly after the Collateral Agent’s receipt thereof a copy of each document furnished to the Collateral Agent under any Intercreditor Security Document that relates to such Secured Party. The Collateral Agent will forward to each Secured Party promptly upon such Secured Party’s reasonable request therefor a copy of any other document furnished to the Collateral Agent under the Intercreditor Security Documents.

2.02. Rights of Collateral Agent. (a) Performance of Duties Through Agents. The Collateral Agent may perform any of its duties under the Intercreditor Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

(b) Absence of Liability. Neither the Collateral Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Intercreditor Security Document, except for its own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat each Administrative Agent as the duly authorized Administrative Agent for the Credit Agreement pursuant to which it is appointed until the Collateral Agent receives notice of a duly authorized successor Administrative Agent to such Credit

Consol Intercreditor and Collateral Agency Agreement

Agreement; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Secured Party and shall not be responsible to any Administrative Agent or any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Intercreditor Security Agreement on the part of any Loan Party or to inspect the property (including the books and records) of such Loan Party; (v) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement, any other Intercreditor Security Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Intercreditor Security Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, telex or e-mail or other electronic transmission) believed by it to be genuine and signed or sent by the proper party or parties. In connection with any request of any Secured Party, the Collateral Agent shall be fully protected in relying on a certificate of such Secured Party, that the Collateral Agent reasonably believes is authentic and that sets forth and certifies the principal amount of the Secured Obligations held by such Secured Party as of the date of such certificate, which certificate shall state that the individual signing such certificate is an authorized representative of such Secured Party and is authorized to direct the Collateral Agent under this Agreement and shall state specifically the Intercreditor Security Document and provision thereof pursuant to which the Collateral Agent is being directed to act.

The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Intercreditor Security Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of the Intercreditor Security Documents, (ii) if such action is not specifically provided for herein or in any other Intercreditor Security Document, and it shall not have received any such advice or concurrence of the Secured Parties as it deems appropriate, or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under any Intercreditor Security Document, it shall not first be indemnified to its reasonable satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, or refraining from taking any action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Intercreditor Security Document in accordance with the instructions of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

(c) Effect of Ambiguous Provisions. If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Intercreditor Security Document relating to the functions or responsibilities of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the respective Secured Party affected thereby, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline to perform such function or responsibility unless it has received the written confirmation from such Secured Party, or from the other Secured Parties, concurring in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of such Intercreditor Security Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Secured Parties in this respect, and such confirmation shall be binding upon all of the Secured Parties.

Consol Intercreditor and Collateral Agency Agreement

(d) Notice of Defaults, Etc. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received notice or a certificate from a Secured Party or the Borrower stating that a Default has occurred. The Collateral Agent shall not have any obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of any Intercreditor Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Intercreditor Security Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of the occurrence of any Default, the Collateral Agent shall promptly give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Default as requested by the Secured Parties, and as otherwise provided herein.

(e) No Requirement to Exercise Rights. Except as otherwise specifically provided hereby, the Collateral Agent need not exercise any rights, powers or remedies under this Agreement or any of the other Intercreditor Security Documents, give any consent under any of the Intercreditor Security Documents or release any Lien or guarantee, unless it shall have been directed to do so in writing by, or, as applicable, shall have received the written consent to the relevant action of, the Required Lenders.

2.03. Resignation or Removal of the Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Intercreditor Security Documents. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Article II shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, an such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 2.03 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

Consol Intercreditor and Collateral Agency Agreement

Section 3. Application of Proceeds. Except as otherwise expressly provided herein or in any other Intercreditor Security Document, the proceeds of any collection, sale or other realization pursuant to any of the Intercreditor Security Documents of all or any part of the Collateral shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of the Secured Obligations then due and payable, in each case equally and ratably to the 364-Day Administrative Agent under the 364-Day Credit Agreement on behalf of the 364-Day Lenders and to the Three Year Administrative Agent under the Three Year Credit Agreement on behalf of the Three Year Lenders;

Third, to the payment of the obligations then due and payable under any Hedge Agreement to which any Secured Party is a party; and

Finally, after application as provided in clauses “first”, “second” and “third” above, to the payment to the respective grantors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Section 4. Miscellaneous

4.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing, telecopied or delivered:

(a) if to the 364-Day Administrative Agent, at its address at Citicorp North America, Inc., Two Penns Way, Suite 100, New Castle, DE 19720, Attention: Dawnmarie Conover, Citigroup Global Loans, telephone number: 302-894-6063, telecopier number: 212-994-0961, e-mail: dawnmarie.conover@citigroup.com;

(b) if to the Three Year Administrative Agent, at its address at Citicorp North America, Inc., Two Penns Way, Suite 100, New Castle, DE 19720, Attention: Dawnmarie Conover, Citigroup Global Loans, telephone number: 1-302-894-6063, telecopier number: 1-212-994-0961, e-mail: dawnmarie.conover@citigroup.com; and

(c) if to the Collateral Agent, at its address at Citicorp North America, Inc., 388 Greenwich Street, New York, New York 10013, Attention: Daniel J. Miller, Vice President Citigroup Inc., telephone number: 212-816-8283, telecopier number: 212-816-8051, e-mail: daniel.j.miller@citigroup.com.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

4.02. Amendments, Etc. The terms of this Agreement and the other Intercreditor Security Documents may be waived, altered or amended only by an instrument in writing duly executed by the Collateral Agent, with the consent of the Required Lenders; provided that

(a) no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party,

Consol Intercreditor and Collateral Agency Agreement

(b) except pursuant to the terms of the Intercreditor Security Documents, without the prior written consent of each of the Lenders, the Collateral Agent shall not release all or substantially all of the collateral under the Intercreditor Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 1 of the Subsidiary Guaranty,

(c) the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition permitted under the Credit Agreements or to which the Required Lenders shall have consented and

(d) the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations Subsidiary Guaranty to the extent such Subsidiary is the subject of a disposition permitted under the Credit Agreements or to which the Required Lenders shall have consented and upon such release, the Collateral Agent is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor under the Security Agreement.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each grantor.

4.03. Waivers. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each grantor, the Collateral Agent and each Secured Party (provided, however, that no grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent and each Administrative Agent).

4.05. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

4.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

4.07. Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing

Consol Intercreditor and Collateral Agency Agreement

in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction.

[Remainder of page intentionally left blank]

Consol Intercreditor and Collateral Agency Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor and Collateral Agency Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITICORP NORTH AMERICA, INC., as Collateral Agent

By
Name:
Title:

CITICORP NORTH AMERICA, INC., as 364-Day Administrative Agent

By
Name:
Title:

CITICORP NORTH AMERICA, INC., as Three Year Administrative Agent

By
Name:
Title:

Acknowledged as of the date first above written:

CONSOL ENERGY INC.

By
Name:
Title:

Consol Intercreditor and Collateral Agency Agreement

Exhibit J to Amendment No. 2 to the Loan Documents

FORM OF DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (                    )

by and from

[                    ], “Grantor”

to

[                    ], “Trustee”

for the benefit of

CITIBANK, N.A., in its capacity as Agent, “Beneficiary”

Dated as of [            ] [    ], 2003

Location:	[ ]
Municipality:	[ ]
County:	[ ]
State:	[ ]

NOTE TO RECORDER: THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING AND COVERS AS-EXTRACTED COLLATERAL UNDER THE UCC (AS DEFINED HEREIN) AND IS TO BE CROSS-REFERENCED IN THE UCC RECORDS

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING AND FINANCING STATEMENT COVERING AS EXTRACTED COLLATERAL TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Attention: Malcolm M. Kratzer, Esq.

File #48-367

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (            )

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (            ) (this “Deed of Trust”) is dated as of [            ] [    ], 2003 by and from [                    ], a [            ] [            ] (“Grantor”), whose address is c/o Consol Energy Inc., CONSOL Plaza, 1800 Washington Road, Pittsburgh, Pennsylvania [            ] to [                    ], a [            ] [            ] (“Trustee”), with an address at [                    ], for the benefit of CITIBANK, N.A., a National Association, not in its individual capacity but solely as collateral agent under the Collateral Agency Agreement referenced below (in such capacity, together with any successor collateral agents, “Agent”), having an address at Two Penns Way, New Castle, Delaware 19720 (Agent, together with its successors and assigns, “Beneficiary”).

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Collateral Agency Agreement described below or, if not defined therein, the respective meanings ascribed to them in the Credit Agreements described below, as the context requires. As used herein, the following terms shall have the following meanings:

(a) “364-Day Credit Agreement”: That certain Amended and Restated 364-Day Credit Agreement dated as of October     , 2003 among Consol Energy Inc. (“Borrower”), Citibank, N.A., as administrative agent, and the Lenders described therein, as the same may be amended, amended and restated, supplemented, modified or replaced from time to time, to the extent the same shall be in effect.

(b) “Collateral Agency Agreement”: That certain Intercreditor and Collateral Agency Agreement dated as of October     , 2003 among Citibank, N.A., as administrative agent under the 364-Day Credit Agreement (as defined below), Citibank, N.A., as administrative agent under the Three Year Credit Agreement (as defined below), and Citibank, N.A., as collateral agent for the Secured Parties.

(c) “Credit Agreements”: Collectively, the 364-Day Credit Agreement and the Three Year Credit Agreement.

(d) “Event of Default”: (1) A default under any of the Loan Documents, or (2) the default by Grantor in the observance or performance of any covenant, condition or agreement expressly set forth in this Deed of Trust and in each case the continuance of such default unremedied for a period of: (x) in the case of a default that is susceptible to cure by the payment of money, three days, or (y) in the case of all other such defaults, 30 days after receipt of written notice thereof.

(e) “Indebtedness”: (1) All indebtedness of Grantor to Beneficiary or any of the other Secured Parties under the Loan Documents to which Grantor is a party, including, without limitation (except as otherwise set forth in Section 17 of the Subsidiary Guaranty), the sum of all (x) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, (y) principal, interest and other amounts which may hereafter be lent by Beneficiary or any of the other Secured Parties under or in connection with any of the Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (z) obligations and liabilities of any nature now or hereafter existing under or arising in connection with letters of credit and other extensions of credit under any of the Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the other Secured Parties under documents which recite that they are intended to be secured by this Deed of Trust. The Three Year Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Three Year Credit Agreement. This Deed of Trust secures all advances and re-advances under the Three Year Credit Agreement, including, without limitation, those under the revolving credit facility contained therein.

(f) “Mortgaged Property”: All of Grantor’s right, title and interest in and to (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, or, to the extent applicable, the fee interest in the surface of such real property, in each case together with any greater estate therein as hereafter may be acquired by Grantor (the “Owned Land”), (2) the leasehold interest in the real property demised pursuant to the agreements described on Exhibit B hereto and incorporated herein by this reference (as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time, each such agreement, a “Mortgaged Lease” and collectively the “Mortgaged Leases”), together with any greater estate therein as hereafter may be acquired by Grantor (the “Leased Land”; the Owned Land and the Leased Land are sometimes referred to herein collectively as the “Land”), (3) all minerals owned by Grantor or leased to Grantor (whether pursuant to the Mortgaged Leases or otherwise) and located upon, under and in the Land (including, without limitation, coal, oil, gas and other solid, liquid and gaseous hydrocarbons as well as limestone included within the Land in place and as produced and extracted), and all rights, privileges, titles and interests appurtenant and relating thereto and in connection therewith (including, without limitation, rights, privileges, titles and interests for the development, production, extraction, processing, treatment, storage, transportation and sale and other disposition of minerals and all contracts and other agreements relating to such activities as well as all accounts, accounts receivable, contract rights, other rights to the payments of monies, chattel paper and general intangibles arising from or relating to such activities) (collectively, the “Mineral Interests”), (4) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (5) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (6) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (7) all reserves, escrows or impounds required under the Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”), (8) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person, other than Grantor, a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (9) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (10) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits (except to the extent that the assignment of an interest in such permits requires state or federal regulatory approval), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (11) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances

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appertaining to the foregoing, (12) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (13) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (14) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), and (15) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding the foregoing or anything to the contrary contained in this Deed of Trust, the terms “Mortgaged Property”, “Land”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Personalty”, “Deposit Accounts”, “Leases”, “Rents”, “Property Agreements”, “Tax Refunds”, “Proceeds”, “Insurance” and “Condemnation Awards” shall not include Personalty or Fixtures not owned by Grantor.

(g) “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Collateral Agency Agreement and the other Loan Documents to which it is a party, including without limitation, all Secured Obligations.

(h) “Permitted Liens”: Collectively, liens permitted under Section 5.02(b) of the 364-Day Credit Agreement and liens permitted under Section 7.2.2 of the Three Year Credit Agreement.

(i) “Security Agreement”: That certain Security Agreement by and from Grantor and the other grantors referred to therein to Agent dated as of October [    ], 2003, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(j) “Subsidiary Guaranty”: Collectively, (i) the Subsidiary Guaranty dated as of September 16, 2002 by the guarantors listed therein to Citibank, N.A., as administrative agent for the benefit of the Lenders under and as defined in the Three Year Credit Agreement, as supplemented by a certain Guaranty Supplement dated as of October [    ], 2003, and (ii) the Subsidiary Guaranty dated as of September 16, 2002 by the guarantors listed therein to Citibank, N.A., as administrative agent for the benefit of the Lenders under and as defined in the 364-Day Credit Agreement, as supplemented by a certain Guaranty Supplement dated as of October [    ], 2003, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

(k) “Three Year Credit Agreement”: That certain Three Year Credit Agreement dated as of November 2002, as amended by Amendment No. 2 to the Loan Documents dated as of September     , 2003, among Borrower, Citibank, N.A., as administrative agent, and the other Lenders described therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

(l) “UCC”: The Uniform Commercial Code of [            ] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [                    ], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS,

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CONVEYS and CONFIRMS, to Trustee the Mortgaged Property, subject, however, only to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreements (including the requirement of providing a bond or other security satisfactory to Beneficiary).

Section 3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Credit Agreements and the other Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 Replacement of Fixtures and Personalty. Subject to the terms of the Credit Agreements, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Loan Documents.

Section 3.5 Inspection. Grantor shall permit Beneficiary and the other Secured Parties and their respective agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary or the other Secured Parties may require, provided that (a) such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property; and (b) such right shall, with respect to Leased Land, be subject to the provisions of any applicable Mortgaged Lease.

Section 3.6 Other Covenants. All of the covenants of Grantor in the Loan Documents and the Collateral Agency Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Grantor shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Mortgaged Property against loss or damage of the

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kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Beneficiary as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Secured Parties, and shall provide for at least 30 days’ prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b) Condemnation Awards. Subject to the provisions of any applicable Mortgaged Lease, Grantor assigns all Condemnation Awards to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(c) Insurance Proceeds. Subject to the provisions of any applicable Mortgaged Lease, Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Subject to the terms of the Credit Agreement and any applicable Mortgaged Lease, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

ARTICLE 4

LEASEHOLD DEED OF TRUST PROVISIONS

Section 4.1 Representations; Warranties; Covenants. Grantor hereby represents, warrants and covenants that:

(a) (1) Except as set forth in Exhibit B hereof, the Mortgaged Leases are unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the Premises, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor’s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to any Mortgaged Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under any Mortgaged Lease;

(c) Grantor shall notify Beneficiary in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under any Mortgaged Lease within three (3) days after Grantor obtains knowledge of such default;

(d) Grantor shall, immediately upon receipt thereof, deliver a copy of each notice given to Grantor by the lessor pursuant to any Mortgaged Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

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(e) Unless required under the terms of any Mortgaged Lease, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary’s sole and absolute discretion) terminate, modify or surrender any Mortgaged Lease, and any such attempted termination, modification or surrender without Beneficiary’s written consent shall be void; and

(f) Grantor shall, within twenty (20) days after written request from Beneficiary, use its best efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant under any Mortgaged Lease and stating that such Mortgaged Lease is in full force and effect, is unmodified or, if such Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under such Mortgaged Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be requested by Beneficiary.

Section 4.2 No Merger. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to any Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Premises, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary or Trustee may reasonably require to ratify, confirm and further evidence the lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

Section 4.3 Beneficiary as Lessee. If any Mortgaged Lease shall be terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if, pursuant to the provisions of such Mortgaged Lease, Beneficiary or its designee shall acquire from the lessor a new lease of the Premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

Section 4.4 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of any Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the tenant arising out of any Mortgaged Lease for only that period of time for which Beneficiary is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title and interest therein.

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ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the Collateral Agency Agreement and the other Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Subject to the provisions of any applicable Mortgaged Lease and applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, subject to the provisions of any applicable Mortgaged Lease and applicable law, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Subject to the provisions of any applicable Mortgaged Lease, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine, subject to the provisions of any applicable Mortgaged Lease. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the other Secured Parties may be a purchaser at such sale. If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and in a manner consistent with the terms of any applicable Mortgaged Lease, and shall apply such Rents in accordance with the provisions of Section 5.7.

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(f) Other. Subject to the provisions of any applicable Mortgaged Lease, exercise all other rights, remedies and recourses granted under the Collateral Agency Agreement or the other Loan Documents or otherwise available at law or in equity.

Section 5.2 Separate Sales. To the extent not prohibited under the terms of any applicable Mortgaged Lease, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Trustee, Beneficiary and the other Secured Parties shall have all rights, remedies and recourses granted in Collateral Agency Agreement and the other Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Trustee, Beneficiary or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee, Beneficiary or any other Secured Party in the enforcement of any rights, remedies or recourses under the Collateral Agency Agreement or the other Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Deed of Trust or its status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Collateral Agency Agreement or the other Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings. If Trustee, Beneficiary or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Collateral Agency Agreement or any of the other Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Trustee, Beneficiary or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Trustee, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Collateral Agency Agreement, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee, Beneficiary and the other Secured

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Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Trustee, Beneficiary or any other Secured Party thereafter to exercise any right, remedy or recourse under the Collateral Agency Agreement or any of the other Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, (4) costs of advertisement and (5) the payment of all rent and other charges under any applicable Mortgaged Lease;

(b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in Section 3 of the Collateral Agency Agreement; and

(c) the balance, if any, to the Persons legally entitled thereto.

Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law and any applicable Mortgaged Lease, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any other Secured Party under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Collateral Agency Agreement, the Loan Documents, at law or in equity shall cause Trustee, Beneficiary or any other

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Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Trustee, Beneficiary or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

Section 6.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

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ARTICLE 7

SECURITY AGREEMENT

Section 7.1 Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Mineral Interests, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is “personal property” or “as extracted collateral” (as such terms are used in the UCC), including coal and other minerals, to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Mineral Interests, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards or other Mortgaged Property which is “personal property” or “as extracted collateral” (as such terms are used in the UCC), including coal and other minerals, sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

Section 7.2 Financing Statements. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Beneficiary that Grantor’s jurisdiction of organization is the State of [                    ]. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Beneficiary.

Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” and an “as extracted” collateral filing for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures or as extracted collateral. The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(f) of this Deed of Trust. Grantor represents and warrants to Beneficiary that Grantor is the record owner of the applicable fee title or owner of the leasehold interest in the Mortgaged Property, the employer identification number of Grantor is [                    ] and the organizational identification number of Grantor is [                    ].

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ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; provided, however, that Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct. Grantor’s obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 8.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 8.3 Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 8.4 Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 8.5 Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 4.01 of the Collateral Agency Agreement.

Section 9.2 Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the party named

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in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Collateral Agency Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 9.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

Section 9.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the other Secured Parties, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 9.5 No Waiver. Any failure by Beneficiary, the other Secured Parties or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the other Secured Parties and Trustee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 9.6 Collateral Agency Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Collateral Agency Agreement, the Collateral Agency Agreement shall govern.

Section 9.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Loan Documents, Beneficiary, at Grantor’s request and expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

Section 9.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Trustee, Beneficiary or any other Secured Party.

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Section 9.9 Applicable Law. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 9.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11 Severability. If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 9.12 Entire Agreement. This Deed of Trust, the Collateral Agency Agreement, the Security Agreement and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, such documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 9.13 Beneficiary as Collateral Agent under Collateral Trust Agreement; Successor Collateral Agents .

(a) Agent has been appointed to act as Collateral Agent hereunder pursuant to the Collateral Agency Agreement. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Collateral Agency Agreement, any related trust or agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust. Grantor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b) Beneficiary shall at all times be the same Person or Persons that comprise the Collateral Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such

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assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Agent hereunder.

ARTICLE 10

LOCAL LAW PROVISIONS

[To Come]

[The remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	[ ],
a [ ] [ ]

By:
Name:
Title:

S-1

[STATE-SPECIFIC FORM OF ACKNOWLEDGEMENT TO BE INSERTED]

N-1

EXHIBIT A

LEGAL DESCRIPTION

Legal Description of premises located at [                                                     ]:

[See Attached Page(s) For Legal Description]

Exh. A-1

EXHIBIT B

DESCRIPTION OF THE MORTGAGED LEASES

[This exhibit, for each Deed of Trust or Mortgage, to be provided by Borrower’s Local Counsel in attachment ready form, suitable for recording.]

1.	That certain [Title of Lease] dated [Date of Lease], [as amended by ,] pursuant to which Grantor leases all or a portion of the Leased Land from [Full Name of Lessor], a memorandum of which was recorded with the County Clerk of [County] County, [State], [contemporaneously herewith] [in [Book/Liber/Reel] [ ], Page [ ]].

2.	That certain [Title of Lease] dated [Date of Lease], [as amended by ,] pursuant to which Grantor leases all or a portion of the Leased Land from [Full Name of Lessor], a memorandum of which was recorded with the County Clerk of [County] County, [State], [contemporaneously herewith] [in [Book/Liber/Reel] [ ], Page [ ]].

Etc.

Exh. A-2

Exhibit K to Amendment No. 2 to the Loan Documents

[FORM OF OPINION OF LOCAL COUNSEL

WITH RESPECT TO REAL ESTATE MATTERS]

            , 2003

To the Secured Parties under the Collateral Agency Agreement referred to below and to Citibank, N.A.,

        as Collateral Agent for such parties (“Collateral Agent”)

To Citibank, N.A., as Administrative Agent

        for the Lenders under the Three Year Credit Agreement

        referred to below and as Administrative Agent for the Lenders under the 364-Day Credit Agreement referred to below

Re: [Mortgagor/Grantor]

Ladies and Gentlemen:

We have acted as special [name of State] (the “State”) counsel to Consol Energy Inc., a Delaware corporation (“Consol”) and [Name of Mortgagor] (“Company”) in connection with the execution and delivery of (i) that certain Three Year Credit Agreement dated as of November 2002 (the “Three Year Credit Agreement”), as amended by Amendment No. 2 to the Loan Documents dated as of September     , 2003, among Consol, Citibank, N.A., as administrative agent (in such capacity, “Three Year Administrative Agent”), and the other Lenders described therein, (ii) that certain Amended and Restated 364-Day Credit Agreement dated as of September     , 2003 (the “364-Day Credit Agreement”; the 364-Day Credit Agreement and the Three Year Credit Agreement are collectively referred to herein as the “Credit Agreements”), among Consol, Citibank, N.A., as administrative agent (in such capacity, “364-Day Administrative Agent”; the Three Year Administrative Agent and the 364-Day Administrative Agent are collectively referred to herein as “Administrative Agents”), and the Lenders described therein, and (iii) the [Mortgage/Deed of Trust] referenced below. This opinion is rendered at the request of Consol pursuant to Section 5.01(k)(viii) of the Three Year Credit Agreement and Section [    ] of the 364-Day Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the [Mortgage/Deed of Trust], or if not defined therein, in the Collateral Agency Agreement referenced below.

In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including such corporate records and documents of Company and such certificates of public officials and officers of Company as we have deemed necessary or appropriate for purposes of this opinion. These records, documents and instruments also included execution copies or counterparts of the following documents (collectively, the “Subject Documents”):

1. The Credit Agreements;

2. The Intercreditor and Collateral Agency Agreement dated as of September     , 2003 among Administrative Agents and Collateral Agent (the “Collateral Agency Agreement”);

3. The [Mortgage/Deed of Trust], Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of             , 2003 from Company, as [mortgagor/grantor], to [                    , as trustee (“Trustee”), for the benefit of] Collateral Agent, as [mortgagee/beneficiary] (the “[Mortgage/Deed of Trust]”), encumbering the “Mortgaged Property” described therein;

4. The Subsidiary Guaranty dated as of September 16, 2002 by the guarantors listed therein to Three Year Administrative Agent, as supplemented by a certain Guaranty Supplement dated as of September     , 2003; and

5. The Subsidiary Guaranty dated as of September 16, 2002 by the guarantors listed therein to 364-Day Administrative Agent, as supplemented by a certain Guaranty Supplement dated as of September     , 2003.

Assumptions

In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State and federal law on which we have opined below, the following:

(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

(ii) to the extent that the obligations of Company may be dependent upon such matters, other than with respect to Company, that each party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

(iii) that a part or all of the loan proceeds to be advanced pursuant to the Credit Agreements will have been advanced on or before the date hereof;

(iv) that all material factual matters, including without limitation, representations and warranties, contained in the Subject Documents, are true and correct as set forth therein;

(v) that Company, at the time of recordation of the [Mortgage/Deed of Trust], held an interest of record in the real property portions of the Mortgaged Property owned by Company; and

(vi) that the Subject Documents will be governed by and construed in accordance with the internal laws of the State, notwithstanding the provisions of the Subject Documents to the contrary.

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Opinions

On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. Company is duly organized, validly existing and in good standing under the laws of the State.

2. Company has the requisite corporate power and authority to enter into and perform its obligations under the Subject Documents to which it is a party.

3. The Subject Documents to which Company is a party have been duly authorized, executed and delivered by Company.

4. The [Mortgage/Deed of Trust] constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

5. The execution and delivery of the Subject Documents, the performance by Company of its obligations thereunder and the compliance with the terms and conditions thereof by Company are not in contravention of or in conflict with any law, rule or regulation of the State applicable to Company.

6. The execution and delivery by Company of the Subject Documents to which it is a party and the performance of Company’s obligations thereunder do not require any governmental consents, approvals, authorizations, permits, registrations, declarations or filings or other action or any notices to, consents of, orders of or filings with any governmental authority or regulatory body of the State (including those having jurisdiction over the enforcement of the environmental laws of the State), except for the recordation of the [Mortgage/Deed of Trust] in the recording office described herein.

7. The [Mortgage/Deed of Trust] (including the acknowledgement, attestation, seal and witness requirements) is in appropriate form for recordation in the State.

8. The [Mortgage/Deed of Trust] is in proper form sufficient to create a valid [mortgage/deed of trust lien] in favor of Collateral Agent on, and to vest [Trustee and] Collateral Agent with power of sale in, such of the Mortgaged Property described therein that constitutes real property (including fixtures, to the extent the same constitute real property). The recordation of the [Mortgage/Deed of Trust] in the [** NAME APPROPRIATE COUNTY RECORDING OFFICE**] is the only recordation, filing or registration necessary to perfect the lien on the Mortgaged Property created by the [Mortgage/Deed of Trust]. Upon recordation of the [Mortgage/Deed of Trust] in the [** NAME APPROPRIATE COUNTY RECORDING OFFICE**], [Trustee/ Collateral Agent] will have a valid and perfected [mortgage/deed of trust lien] on the Mortgaged Property described therein. No other recordation, filing, re-recordation or re-filing is necessary in order to perfect or to maintain the priority of the lien created by the [Mortgage/Deed of Trust].

9. The real property descriptions attached to the [Mortgage/Deed of Trust] are in form legally sufficient for the purpose of subjecting that portion of the Mortgaged Property that constitutes real property to the lien evidenced by the [Mortgage/Deed of Trust].

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10. The [Mortgage/Deed of Trust] is in proper form sufficient to constitute a valid and effective fixture filing with respect to the Premises and a valid and effective financing statement that covers as extracted collateral, in each case under Article 9 of the Uniform Commercial Code as in effect in the State naming Company as debtor and Collateral Agent as secured party.

11. Collateral Agent is not required to qualify to transact business in the State nor will Collateral Agent incur any tax imposed by the State (including, without limitation, any tax imposed by the State on interest or on revenue paid in respect of the Credit Agreement), solely as the result of the ownership or recordation of the [Mortgage/Deed of Trust].

12. [**VIRGINIA ONLY** Except as specifically set forth on Schedule 1 hereto, no] No taxes or other charges, including, without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to the State or to any governmental authority or regulatory body located therein on account of the execution or delivery of the [Mortgage/Deed of Trust], or the creation of the liens and security interests thereunder, or the filing, recordation or registration of the [Mortgage/Deed of Trust], except for nominal filing or recording fees.

Qualifications

The foregoing opinions are subject to the following qualifications, limitations and exceptions:

13. Qualifying paragraph 4 above, the enforceability of the [Mortgage/Deed of Trust] and the liens created thereby may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The aforesaid opinion as to enforceability of the [Mortgage/Deed of Trust] is also subject to the qualification that certain provisions contained therein may not be enforceable, but (subject to the limitations set forth in the foregoing sentence) such unenforceability will not render the [Mortgage/Deed of Trust] invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

14. In rendering the opinions expressed in this opinion letter, we have made no examination of and express no opinion with respect to: (i) title to or, except as to adequacy of form, descriptions of the Mortgaged Property described in the [Mortgage/Deed of Trust]; (ii) the nature or extent of Company’s rights in, or title to, the Mortgaged Property; (iii) the existence or non-existence of liens, security interests, charges or encumbrances thereon or therein actually of record; or (iv) the priority of any liens on any part of the Mortgaged Property. We have not independently certified the existence, condition, location or ownership of any of the Mortgaged Property.

This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. The foregoing opinion applies only with respect to the laws of the State and the federal laws of the United States of America and we express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered only to Administrative Agents, Collateral Agent and the other Secured Parties and their respective successors and assigns (including any participant in any Secured Party’s interest) and is solely for their benefit in connection with the transactions contemplated by the Subject

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Documents and may not be relied upon by Administrative Agents, Collateral Agent or any other Secured Party or any of their respective successors or assigns for any other purpose without our prior written consent.

Very truly yours,

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